3: ccrs

DECLARATION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

FOR

HIGHLANDS 80 COMMERCE CENTER, also known as
HIGHLANDS EIGHTY COMMERCE CENTER

THIS DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS (this "Declaration") is made this 31ST day of May, 2002, by CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership (hereinafter referred to as "Declarant").

RECITALS

A. Declarant is the fee owner of the real property described in Exhibit A to this Declaration, which shall be the Covered Property under this Declaration. This Declaration is being imposed by Declarant upon the Covered Property.

B. Declarant has deemed it desirable to establish covenants, conditions and restrictions upon the Covered Property and each and every portion thereof, which will constitute a general scheme for the management of the Covered Property, and for the use, occupancy and enjoyment thereof, all for the purpose of enhancing and protecting the value, desirability and attractiveness of the Covered Property.

C. It is desirable for the efficient management of the Covered Property and the preservation of the value, desirability and attractiveness of the Covered Property to create a corporation to which should be delegated and assigned the powers of managing the Covered Property, maintaining and administering the Common Area and administering and enforcing these covenants, conditions and restrictions and collecting and disbursing funds pursuant to the assessment and charges hereinafter created and referred to and to perform such other acts as shall generally benefit the Covered Property.

D. Highlands Eighty Commerce Center Owners Association, a nonprofit mutual benefit corporation, has been incorporated under the laws of the State of California for the purpose of exercising the powers and functions aforesaid.

E. Declarant will hereafter hold and convey title to all of the Covered Property subject to certain protective covenants, conditions and restrictions hereinafter set forth.

NOW, THEREFORE, Declarant hereby covenants, agrees and declares that all of its interest as the same may from time to time appear in the Covered Property shall be held and conveyed subject to the following covenants, conditions, restrictions and easements which are hereby declared to be for the benefit of said interests in the Covered Property, and the owners of said interests, their successors and assigns. These covenants, conditions, restrictions and easements shall run with said interests and shall be binding upon all parties having or acquiring any right or title in said interests or any part thereof, and shall inure to the benefit of each owner thereof and are imposed upon said interests and every part thereof as a servitude in favor of each and every of said interests as the dominant tenement or tenements.

  USE OF CAPITALIZED TERMS

  In this Declaration, numerous capitalized terms are used; unless otherwise defined in the text of this Declaration, those terms are defined in Article 16 below.

  MEMBERSHIP

    Membership. Every Owner shall be a Member in the Association. The terms and provisions set forth in this Declaration, which are binding upon all Owners, are not exclusive, as Owners shall, in addition, be subject to the terms and provisions of the Articles, Bylaws, and Association Rules to the extent the provisions thereof are not in conflict with this Declaration. Membership of Owners in the Association shall be appurtenant to and may not be separated from the interest of such Owner in any Parcel. Ownership of a Parcel shall be the sole qualification for membership in the Association. Not more than one membership in the Association shall exist based upon ownership of a single Parcel.
    Transfer. The membership in the Association held by any Owner shall not be transferred, pledged, or alienated in any way, except that such membership shall automatically be transferred to the transferee of the interest of an Owner required for membership. Any attempt to make a prohibited transfer is void and will not be reflected upon the books and records of the Association. The Association shall have the right to record the transfer upon the books of the Association without any further action or consent by the transferring Owner.
    Voting Rights. An Owner's right to vote shall vest immediately upon the date Regular Assessments commence upon such Owner's Parcel as provided in this Declaration. All voting rights shall be subject to the restrictions and limitations provided herein and in the Articles, Bylaws, and Association Rules.
    Classes of Voting Membership. The Association shall have two (2) classes of voting membership:

    Class A. "Class A Members" shall be all Owners with the exception of the Declarant. Class A Members shall be entitled to one (1) vote for each Parcel in which they own the interest required for membership. If an Owner is comprised of more than one person and/or entity and such parties are unable to agree among themselves at the time that votes are cast on any matter in question as to how their vote or votes with respect to such Parcel shall be cast, they shall not be entitled to vote on the matter in question. If any Owner casts a vote representing its Parcel, it will thereafter be conclusively presumed for all purposes that it was acting with the authority and consent of all other parties comprising such Owner. Any votes cast with regard to any such Parcel in violation of this provision shall be null and void.

    Class B. The "Class B Member" shall be Declarant. The Class B Member shall be entitled to three (3) votes for each Parcel in which it owns the interest required for membership; provided that the Class B Membership shall cease and be converted to Class A Membership on the happening of one of the following events, whichever occurs earliest:

        When the total votes outstanding in the Class A Membership equals or exceeds the total votes outstanding in the Class B Membership;
        The fifth (5th) anniversary of the date of this Declaration; or
        The third (3rd) anniversary of the First Sale.

    In the event any fractional member of voting rights would otherwise be determined in accordance with the foregoing provisions of this Section 2.4 with respect to any Parcel, the number of voting rights shall be rounded to the next higher whole number.

    Special Class A Voting Rights. Notwithstanding the provisions of this Article, if the Class A Members do not have sufficient voting power pursuant to the voting rights set forth in this Declaration and the Bylaws to elect at least one-third (1/3) of the total number of directors on the Board, at any meeting of Members at which directors are to be elected, then such Class A Members shall, by majority vote, among themselves, elect the number of directors required to equal at least one third (1/3) of the total number of directors on the Board. In the event one-third (1/3) of the total number of directors is equal to any fractional number, the number of directors to be elected pursuant to the special Class A voting right shall be rounded to the next higher whole number.
    Approval of Members. Unless otherwise specifically provided in this Declaration or the Bylaws, any provision of this Declaration or the Bylaws which requires the vote or written assent of a specified majority of the voting power of the Association or any class or classes of membership shall be deemed satisfied by the following:
        the vote of the specified percentage at a meeting duly called and noticed pursuant to the provisions of the Bylaws dealing with annual or special meetings of the Members. Such percentage must include the specified number of all Members entitled to vote at such meeting and not such a percentage of those Members present;
        written consents signed by the specified percentage of Members as provided in the Bylaws; and
        in any matter requiring the consent of the Members, but not specifically provided for in this Declaration or the Articles, Bylaws or any contract executed by the Association, a simple majority of the voting power of Members entitled to vote on such matters shall suffice.

  DUTIES AND POWERS OF THE ASSOCIATION

    General Duties and Powers. In addition to the duties and powers enumerated in the Articles and Bylaws, or elsewhere provided for herein, and without limiting the generality thereof, the Association shall have the specific duties and powers specified in this Article.
    General Duties of the Association. The Association through the Board shall have the duty and obligation to:
        enforce the provisions of this Declaration, the Articles, Bylaws, and Association Rules, by appropriate means and carry out the obligations of the Association hereunder;
        maintain and otherwise manage all property, real or personal, which the Association is obligated to repair or maintain pursuant to this Declaration, including, without limitation, Article 4 of this Declaration, entitled "Repair and Maintenance";
        pay any real and personal property taxes and other charges assessed to or payable by the Association; provided, however, that each Owner shall be responsible for the payment of all taxes and assessments levied on or with respect to the Owner's particular Parcel (which includes the Common Area within such Parcel) and Building;
        obtain, for the benefit of the Common Area, water, gas and electric, and other services;
        subscribe to regularly scheduled refuse collection services for the Covered Property; and
        act as a managing agent for all the Common Area.
    General Powers of the Association. The Association through the Board shall have the power but not the obligation to:
        employ a manager or other persons (who may be affiliates of Declarant) and contract with independent contractors or managing agents who have professional experience in the management of commercial developments similar to the Covered Property, to perform all or any part of the duties and responsibilities of the Association;
        acquire interests (including leasehold interests) in real or personal property for offices or other facilities that may be necessary or convenient for the management of the Covered Property, the administration of the affairs of the Association or for the benefit of the Members;
        borrow money as may be needed in connection with the discharge by the Association of its powers and duties;
        change the area, size, shape, level, location and arrangement of the parking areas, driveways, loading and unloading areas, entrances, ingress and egress, direction of traffic, landscape areas and walkways and other improvements within the Common Area, and make improvements within and upon the Common Area, including, without limitation, the construction of additional surface parking areas;
        close temporarily any portion of the Common Area for maintenance purposes;
        designate certain portions of the parking areas within the Common Area for employee or visitor parking only, and/or to designate a portion of such parking areas for the exclusive use and enjoyment of certain tenants in a Building or the Owners of certain Parcels or their Occupants, provided that the Association shall at all times provide a sufficient number of parking spaces to meet the applicable parking requirements of the County; and
        designate, from time to time, those portions of the Common Area as being reserved for the exclusive use and enjoyment of certain Occupants of certain Buildings or Owners of certain Parcels (for example, the Association may designate certain parking areas as being reserved for certain Occupants or Owners) provided, however, that no such designation shall materially and unreasonably impact the use or enjoyment of the Common Area by other Occupants and Owners.
    Association Rules. The Board shall also have the power to adopt, amend and repeal such Association Rules as it deems reasonable which may include the establishment of a system of fines and penalties enforceable as Special Assessments, all as provided in the Bylaws. The Association Rules shall govern such matters in furtherance of the purposes of the Association, including, without limitation, the use of the Common Area; provided, however, that the Association Rules shall not discriminate among Owners, and shall not be inconsistent with this Declaration, the Articles or Bylaws. A copy of the Association Rules as they may from time to time be adopted, amended or repealed or a notice setting forth the adoption, amendment or repeal of specific portions of the Association Rules shall be delivered to each Owner in the same manner established in this Declaration for the delivery of notices. Upon completion of the notice requirements, said Association Rules shall have the same force and effect as if they were set forth in and were part of this Declaration and shall be binding on the Owners and their successors in interest whether or not actually received thereby. The Association Rules, as adopted, amended or repealed, shall be available at the principal office of the Association to each Owner and First Mortgagee upon request. In the event of any conflict between any such Association Rules and any other provisions of this Declaration, or the Articles or Bylaws, the provisions of the Association Rules shall be deemed to be superseded by the provisions of this Declaration, the Articles or the Bylaws to the extent of any such conflict.
    Delegation of Powers. The Association shall have the right, according to law, to delegate to committees, officers, employees or agents any of its duties and powers under this Declaration, the Articles and Bylaws; provided, however, no such delegation to a professional management company, the Architectural Committee or otherwise shall relieve the Association of its obligation to perform such delegated duty.
    Pledge of Assessment Rights. The Association shall have the power to pledge the right to exercise its Assessment powers in connection with obtaining funds to repay a debt of the Association. Said power shall include, but not be limited to, the ability to make an assignment of Assessments which are then payable to or which will become payable to the Association; which assignment may be then presently effective but shall allow said Assessments to continue to be paid to and used by the Association as set forth in this Declaration, unless and until the Association shall default on the repayment of the debt which is secured by said assignment. The Association may levy Special Assessments against the Members to obtain such funds. Upon the failure of any Member to pay said Special Assessment when due, the Association may exercise all its rights, including, without limitation, the right to foreclose its lien, pursuant to Article 6 hereof, entitled "Nonpayment of Assessments".
    Emergency Powers. The Association or any person authorized by the Association may enter any Parcel or Building in the event of any emergency involving illness or potential danger to life or property. Such entry shall be made with as little inconvenience to the Owners as practicable, and any damage caused thereby shall be repaired by the Association unless covered by insurance actually carried by the Owner or required to be carried by the Owner under this Declaration.

  REPAIR AND MAINTENANCE

    Common Area Repair and Maintenance by Association. The Association shall have the duty to accomplish the following upon the Covered Property or other land in such manner and at such times as the Board shall prescribe:
        maintain, repair, restore, replace and make necessary improvements to the Common Area, including, without limitation, the following:
          maintenance of the surface of the Common Area in a clean and safe condition, including the paving and repairing or surfacing and resurfacing of such areas when necessary with the type of material originally installed therein, or such substitute therefor as shall in all respects be equal thereto in quality, appearance and durability; the removal of debris and waste materials and the washing or sweeping of paved areas as required; and the painting and repainting of striping, markers and directional signs as required;
          cleaning, maintaining and relamping of any external lighting fixtures and related fixtures located within the Common Area; and
          performance of necessary maintenance of all landscaping as required anywhere within the Common Area, including without limitation the trimming, watering and fertilization of all grass, ground cover, shrubs and trees, removal of dead or waste material and replacement of any dead or diseased grass, ground cover, shrubs or trees;
          maintenance of storm drainage facilities, including structural storm water quality enhancement facilities (BMPs), if any, located within the Common Area, and removal and disposal of sediment from such facilities;
          maintenance of any fire protection facilities located within the Common Area;
          painting and cosmetic maintenance and cosmetic repair of the exterior walls, doors, windows, door frames and window frames of the Buildings, which shall exclude, without limitation, any signs not owned by or installed for the benefit of the Association; and
          painting and maintenance of any trash enclosures located within the Common Area.

    Except as otherwise expressly provided in this Declaration, the costs of any such maintenance and repair pursuant to this Section shall be paid out of the funds collected as Assessments.

    Repair and Maintenance by Owner. Subject to the terms of Section 4.3 below, the Owner of each Parcel shall maintain, repair, restore, replace, and make necessary improvements to its Parcel, Building, and other Improvements. Such responsibility shall include, without limitation, the walls, floors and roofs of the core and shell of any Building within its Parcel, but shall exclude the Association's duty for painting and cosmetic maintenance and cosmetic repair described in Section 4.1(a)(vi) above and any other duties expressly allocated to the Association under this Declaration.
    Property Management and Leasing.
        Each Owner, by accepting an ownership interest in the Covered Property, hereby acknowledges and agrees that the use of a single property manager to provide management services for the Common Area and each of the Buildings in the Covered Property will serve to preserve the value, desirability and attractiveness of the Covered Property by enabling the management, maintenance, marketing and leasing of the Buildings to be performed in a coordinated, professional and consistent manner.
        The Association shall select a responsible, licensed property manager (the "Property Manager") to provide management services for the Common Areas and for each of the individual Parcels and the Buildings thereon. The Association shall enter into and comply with the terms of a property management agreement (the "Property Management Agreement") with the Property Manager. Until the date (the "Property Management Expiration Date") that is the second (2nd) anniversary of the First Sale, the form of the Property Management Agreement shall be substantially as set forth in Exhibit C attached and by this reference incorporated herein (the "Initial P.M. Agreement"). The initial Property Manager will be Capital Builders, Inc. or another affiliate of the Declarant. Although the Property Management Agreement will be entered into between the Association and the Property Manager, certain provisions of the Property Management Agreement shall be binding upon each Owner, and each Owner shall, if requested by the Association, acknowledge its obligations under the Property Management Agreement by endorsement thereon or such other means as the Association may request (for example, the Initial P.M. Agreement contemplates that each Owner will be signing an Owner Acknowledgment, in the form of Exhibit C attached to the Initial P.M. Agreement, that specifies such Owner's responsibilities under the Initial P.M. Agreement); any Owner's refusal or delay in endorsing the Property Management Agreement or taking such other actions as the Association may request, shall not, however, relieve such Owner from its obligations under the Property Management Agreement. During the term of the Property Management Agreement, the Property Manager shall undertake the maintenance and repair obligations that are to be performed by the Owner pursuant to Section 4.2 of this Declaration, as well as all the other duties of the "Manager" enumerated in the Property Management Agreement, including acting as the exclusive listing agent for the leasing of the Buildings or any portion thereof.
        The Association may lease space in any of the Buildings for the Property Manager's use as an on-site management and leasing office (the "Property Management Office"), in such available location as may be deemed appropriate by the Association and the Property Manager. The rental rate and other terms of such lease (the "Property Management Office Lease") shall be comparable with those for comparable office spaces in the Covered Property, and the rent under the Property Management Office Lease shall be includable in the expenses that are charged to the Owners as Assessments and shall be paid by the Association to the account of the Owner of the Building within which the Property Management Office is located. However, if the Property Management Office is used by the Property Manager for the management of properties other than the Covered Property, the rent payable under the Property Management Office Lease shall be allocated to the Covered Property based on the square footage of the Covered Property under management relative to the other property being managed from the Property Management Office, or on such other equitable basis as may be agreed to by the Association and the Property Manager.
    Right of Association to Maintain and Install. In the event that an Owner fails to accomplish any maintenance or repair required by this Article, the Association or its delegates may, but shall not be obligated to, cause such maintenance and installation to be accomplished as hereinafter set forth.
        Upon finding by the Board of a deficiency in such maintenance or installation, the Board shall give notice of deficiency to the Owner, which shall briefly describe the deficiency and set a date for hearing before the Board or a committee selected by the Board for such purpose. The Board may delegate its powers under this subsection to a duly appointed committee of the Association.
        Such hearing shall be held not less than ten (10) nor more than thirty (30) days after the date of said notice.
        Such hearing shall be conducted according to such reasonable rules and procedures as the Board shall adopt which shall provide the Owner with the right to present oral and written evidence and to confront and cross-examine any person offering at such hearing evidence adverse to such Owner. If the Board or any such committee renders a decision against the Owner, it shall further set a date by which the deficiency is to be corrected by the Owner. A decision of such committee may be appealed to the Board, but a decision of the Board shall be final.
        If the deficiency continues to exist after the time limitation imposed by a final decision of the Board or any such committee, the board or such committee may cause such maintenance or installation to be accomplished.
        In the event the Board or such committee elects to cause such maintenance or installation to be accomplished, the following shall apply:
          the Owner shall have no more than ten (10) days following the receipt thereby of written notice of such election from the Board or such committee to select a day or days upon which such maintenance or installation work shall be accomplished.
          the date which said Owner selects shall be not less than fifteen (15) days nor more than forty-five (45) days following the last day of said ten (10)-day period.
          if said Owner does not select such day or days within said ten (10)-day period, the Board or such committee may select a day or days upon which such work may be accomplished which shall be not less than twenty-five (25) nor more than fifty-five (55) days from the last day of said ten (10)-day period.
          unless the Owner and the Board otherwise agree, such maintenance or installation shall take place only during daylight hours on any day, Monday through Friday, excluding holidays.
        If the Association pays for all or any portion of such maintenance or installation, such amount shall be a Special Assessment against the affected Owner and Parcel.
    Standards for Maintenance and Installation.
        Maintenance of the exterior of the Buildings and Improvements shall be accomplished in accordance with the Architectural Standards as promulgated from time to time and, if required by such Architectural Standards, only after approval of the Architectural Committee.
        All Improvements shall at all times be maintained in compliance with all Entitlements, and all applicable laws, ordinances, orders, codes, rules, regulations and requirements of all federal, state, county, municipal and other governmental offices and bodies having jurisdiction, including, without limitation, all applicable codes and ordinances that affect the placement of utilities or which regulate building construction, fire protection or disabled persons access.
        Slope and landscaped and improved areas, including, without limitation, any drainage facilities which are located outside the exterior walls of Buildings, and/or which are located within the Common Area shall be maintained continuously by the Association, in a neat, orderly and safe condition and in such a manner as to enhance their appearance, maintain established slope ratios, prevent erosion or sliding problems, and to facilitate the orderly discharge of water through drainage systems and facilities established by Declarant. No structure, planting or other material shall be placed or permitted to remain, or other activities undertaken on any area within the Covered Property which might create erosion or sliding problems, or interfere with established drainage systems or facilities.
    Right of Entry. The Association and Property Manager shall have the right upon reasonable notice (except in the case of emergencies, in which case no notice shall be required), which notice may be telephonic, to enter upon any Parcel (and into any Building, if the Property Management Agreement is in effect) in connection with any maintenance, repair or construction in the exercise of the powers and duties of the Association. In order to facilitate such access to the Buildings, the Property Manager and Association shall be entitled to retain keys to all doors to the Buildings (excluding those portions, if any, of any Building that is designated by the Owner or Occupant thereof as a secure area), and shall be supplied with the code for disarming any alarm system for the Building. The entry rights under this Section 4.6 are subject to the reasonable security requirements of the Owner or Occupant, and to the requirement that the Property Manager and Association shall use reasonable efforts to minimize the interference with the Owner's or Occupant's business resulting from such entry. No Owner or Occupant shall install any additional locks or new locks or bolts to any door of any Building without the consent of the Property Manager or Association.
    Maintenance of Public and Private Utilities. Nothing contained herein shall require or obligate the Association to maintain, replace or restore the underground facilities of public or private utilities which are located within easements in the Common Area owned by such public or private utilities. However, the Association shall take such steps as are necessary or convenient in the Association's reasonable opinion, to ensure that such facilities are properly maintained, replaced or restored by such public or private utilities.

  COVENANT FOR ASSESSMENTS

    Creation of the Lien and Personal Obligation of Assessments. Each Owner, including the Declarant to the extent Declarant is an Owner as defined herein, of any Parcel, by acceptance of a deed or other conveyance, creating in such Owner the interest required to be deemed an Owner, whether or not it shall be so expressed in any such deed or other conveyance, is deemed to covenant and agree to pay to the Association: Regular Assessments, Special Assessments, Capital Improvement Assessments and Reconstruction Assessments, as established and collected from time to time as provided in this Declaration. Each Owner shall be entitled to require payment of Assessments by the Occupants or lessees of such Owner's Building (to the extent that such Occupant's or lessee's leases permit Owner to pass through such Assessments); provided, however, each Owner shall remain primarily liable for payment of any and all Assessments hereunder. The Assessments, together with interest thereon, late charges, attorneys' fees and court costs, and other costs of collection thereof, as hereinafter provided, shall be a continuing lien upon the Parcel against which each such Assessment is made and may be enforced by suit or by sale under power of sale (which power of sale is hereby granted), judicial foreclosure or any other manner provided by law. The Association is hereby appointed the trustee for purposes of exercising such power of sale, with full right of substitution. Each such Assessment, together with such interest, late charges, costs and attorneys' fees, shall also be the personal obligation of the Owner of such Parcel at the time when the Assessment becomes due. The personal obligation shall not pass to the successors in title of an Owner unless expressly assumed by such successors.
    Purpose of Assessments. The Assessments levied by the Association shall be used exclusively for the purposes of promoting the health, safety and welfare of the Owners, the management of the Common Area, enhancing and protecting the value, desirability and attractiveness of the Covered Property and the quality of environment within the Covered Property, including, without limitation, the improvement, maintenance, and administration of the Common Area, administering and enforcing these covenants, conditions and restrictions, collecting and disbursing funds pursuant to this Declaration, the improvement and maintenance of the Common Area and the properties, services and facilities related to the use and enjoyment of the Common Area or in furtherance of any other duty or power of the Association.
    Regular Assessments. Not later than thirty (30) days prior to the beginning of each fiscal year, the Board shall distribute to each Member a pro forma operating statement or budget for the upcoming fiscal year which shall, among other things, estimate the total Common Expense to be incurred for such fiscal year. The Board shall at that time determine the amount of the Regular Assessment to be paid by each Member. Each Member shall thereafter pay to the Association his Regular Assessment in installments as established by the Board. Each such installment shall be due and payable on the date established by the Board in the written notice sent to Members. In the event the Board shall determine that the estimate of total charges for the current year is, or will become inadequate to meet all Common Expenses for any reason, it may then immediately determine the approximate amount of such inadequacy and issue a supplemental estimate of the Common Expenses and determine the revised amount of Regular Assessment against each Member, and the date or dates when due.
    Capital Improvement Assessments. In addition to the Regular Assessments, the Association may levy in any calendar year, a Capital Improvement Assessment applicable to that year only, for the purpose of defraying, in whole or in part, the cost of any construction or replacement (other than due to destruction) of a described capital improvement upon the Common Area to the extent the same is not covered by the provisions affecting Reconstruction Assessments in Article 11 hereof, entitled "Destruction of Improvements", including the necessary fixtures and personal property related thereto. The Association shall not impose a Capital Improvement Assessment, the total amount of which exceeds twenty percent (20%) of the estimated Common Expenses, as estimated in accordance with Section 5.3 hereof, entitled "Regular Assessments", without the approval of a majority of the total voting power of the Association and the approval of a majority of the voting power of Members other than the Declarant. Any reserves collected by the Association for the future maintenance and repair of the Common Area, or any portion thereof, shall not be included in determining said annual capital improvement limitation.
    Allocation of Assessments.
        Except as provided in Section 5.5(b) below, Regular, Reconstruction and Capital Improvement Assessments shall be allocated to the Owners of each Parcel in the same proportion that the Building Area of such Owner's Parcel bears to the total Building Area within all of the Parcels within the Covered Property, as shown by the pertinent percentages designated on Exhibit B attached hereto.
        Notwithstanding the foregoing, the Association may from time to time and upon reasonable notice to the affected Owners, allocate certain Common Expenses on a basis other than the percentages set forth in Exhibit B hereto, for the purpose of ensuring that such Common Expenses are fairly allocated to the Owners in the proportion to the benefits received. By way of example only and not limitation: (i) expenses relating to parking lot maintenance, repair and lighting may be allocated to Owners of Buildings used for primarily for office purposes in a higher percentage (taking into account differences in Building Area) than to Owners of Buildings whose use is less parking-intensive; (ii) water and sewage expenses may be allocated to Owners of Buildings whose use is water intensive or generate a high sewage flow in a higher percentage (taking into account differences in Building Area) than to Owners whose Buildings are less demanding of sewer and water service; and (iii) refuse collection expenses may be allocated to Owners of Buildings whose use generates more refuse than is typical of the Covered Property in a higher percentage (taking into account differences in Building Area) than to Owners whose Buildings generate less refuse. Finally, the Association shall have the right to assess all of any particular expenditure to a given Owner, if such Owner either receives the sole benefit of such expenditure, or if such Owner (or the Occupant of the Parcel in question), due to its neglect or lack of ordinary care, has caused a condition that gave rise to need for any maintenance, repair or replacement of the Common Area or the incurring of any other expense by the Association.
    Certificate of Payment. The Association shall, upon demand, furnish to any Owner liable for Assessments, a certificate in writing signed by an officer or authorized agent of the Association, setting forth whether the Assessments on a specified Parcel have been paid, and the amount of delinquency, if any. A reasonable charge may be collected by the Association for the issuance of these certificates. Such certificates shall be conclusive evidence of payment of any Assessment therein stated to have been paid.
    Exempt Property. All properties dedicated to and accepted by, or otherwise owned or acquired by, a public authority shall be exempt from the Assessments created herein.
    Special Assessments. Special Assessments shall be levied by the Board against a Parcel to reimburse the Association for:
        costs incurred in bringing an Owner and such Owner's Parcel and Improvements to such Parcel into compliance with the provisions of this Declaration, the Articles, the Bylaws or Association Rules, other than costs which are to be allocated as Regular Assessments, Capital Improvement Assessments or Reconstruction Assessments;
        any other charge designated as a Special Assessment in this Declaration, the Articles, Bylaws or Association Rules; and
        attorneys' fees, interest, and other charges relating thereto as provided in this Declaration.
    Date of Commencement of Regular Assessments. The Regular Assessments shall commence as to all Parcels on the first day of the month following the First Sale.
    No Offsets. All Assessments shall be payable in the amount specified by the Assessment and no offsets against such amount shall be permitted for any reason, including, without limitation, a claim that (i) the Association is not properly exercising its duties and powers as provided in this Declaration; (ii) a Member has made or elects to make no use of the Common Area; or (iii) any construction or maintenance performed pursuant to Section 4.4 hereof, entitled "Right of Association to Maintain and Install", shall in any way postpone Assessments or entitle an Owner to claim any such offset or reduction.
    Reserves. The Regular Assessments may include reasonable amounts as determined by the Association collected as reserves for the future periodic maintenance, repair or replacement of all or a portion of the Common Area, or any other purpose as determined by the Association. All amounts collected as reserves, whether pursuant to this Section or otherwise, shall be deposited by the Board in separate bank accounts to be held in trust for the purposes for which they are collected and are to be segregated from and not commingled with any other funds of the Association. Such reserves shall be deemed a contribution to the capital account of the Association by the Members.
    Limitation on Assessments. Notwithstanding any other provisions of this Declarant to the contrary, no Assessments shall be imposed that exceed the maximum amount allowed by law.

  NONPAYMENT OF ASSESSMENTS

    Delinquency. Any Assessment provided for in this Declaration shall be deemed to be delinquent if not paid on or before ten (10) days after it becomes due (the "delinquency date"). A late charge not exceeding ten percent (10%) of the delinquent Assessment or Ten and No/100ths Dollars ($10.00), whichever is greater, shall be levied upon such delinquent Assessment if not paid on or before the delinquency date. Interest also shall accrue on any delinquent payment at the rate of ten percent (10%) per annum, commencing as of the delinquency date. The foregoing late charge and interest rate may be reasonably adjusted from time to time by the Association, but in no event shall such late charge or interest costs exceed the maximum amount permitted by law. The Association may, at its option, and without waiving the right to judicially foreclose its lien against the Parcel and Improvements thereto, pursue any available remedies, including, without limitation, bringing an action at law against the Owner personally obligated to pay the same, and/or upon compliance with the notice provisions set forth in Section 6.2 hereof, entitled "Notice of Lien", to foreclose the lien against the Parcel and Improvements thereto. If action is commenced, there shall be added to the amount of such Assessment the late charge, interest, the cost of such action, and attorneys' fees incurred in connection with such action; and in the event a judgment is obtained, such judgment shall include said late charge, interest and reasonable attorneys' fees, together with the costs of action. Each Owner vests in the Association or its assigns, the right and power to bring all actions at law or lien foreclosure against such Owner or other Owners for the collection of such delinquent Assessments.
    Notice of Lien. No action shall be brought to foreclose said Assessment lien or to proceed under the power of sale herein provided until thirty (30) days after the date a notice of claim of lien is deposited in the United States mail, certified or registered, postage prepaid, to the Owner of said Parcel, and a copy thereof is recorded by the Association in the office of the County Recorder in the County; said notice of claim of lien must recite a good and sufficient legal description of any such Parcel, the record Owner or reputed Owner thereof, the amount claimed (which shall include interest on the unpaid Assessment, a late charge, plus reasonable attorneys' fees and expenses of collection in connection with the debt secured by said lien), and the name and address of the claimant.
    Foreclosure Sale. Said Assessment lien may be enforced by sale by the Association, its attorney or any other person authorized by the Association to make the sale after failure of the Owner to make the payments specified in the notice of claim of lien within said thirty (30)-day period. Any such sale provided for above is to be conducted in accordance with the provisions of Sections 2924, 2924b, 2924c, 2924f, 2924g and 2924h of the Civil Code of the State of California as said statutes may from time to time be amended, applicable to the exercise of powers of sale in mortgages and deeds of trust, or in any other manner permitted or provided by law. Declarant is hereby appointed the trustee for purposes of exercising the power of sale herein granted, with full power of substitution. The Association, through its duly authorized agents, shall have the power to bid on the Parcel, using as a credit bid the amounts secured by such lien, Association funds, or funds borrowed for such purpose, at the sale, and to acquire and hold, lease, mortgage and convey the same.
    Curing of Default. Upon the timely payment or other satisfaction of:
        all delinquent Assessments specified in the notice of claim of lien;
        all other Assessments which have become due and payable with respect to the Parcel as to which such notice of claim of lien was recorded; and
        interest, late charges, attorneys' fees and other costs of collection pursuant to this Declaration and the notice of claim of lien which have accrued, officers of the Association or any other persons designated by the Board are hereby authorized to file or record, as the case may be, an appropriate release of such notice, upon payment by the defaulting Owner of a reasonable fee, to be determined by the Association from time to time, to cover the costs of preparing and filing or recording such release.
    Reassessment of the Members. If the Association is unable to obtain payment from one or more Owners for any Assessment(s) prior to the delinquency date for such Assessment(s) (as described in Section 6.1), the Association, without releasing any delinquent Owner and without waiving any remedy set forth herein, may reassess the Owners for such unpaid Assessment(s).

  USE RESTRICTIONS

    Permitted Uses. All Parcels in the Covered Property shall be used for no purpose other than purposes permitted by the County's zoning ordinances, this Declaration, the Architectural Standards, and the Association Rules. No part of the Covered Property shall ever be used or caused to be used or allowed or authorized in any way, directly or indirectly, for any residential or other nonbusiness purpose. All business operations shall be performed and carried out entirely within a Building in such a manner that the enclosed operations and uses do not cause or produce a nuisance to other portions of the Covered Property, such as, but not limited to, vibration, sound, electromechanical disturbance and radiation, electromagnetic disturbance, radiation, air or water pollution, dust or emission of odors, toxic or nontoxic matter.
    Other Operations and Uses. Operations and uses that are neither specifically prohibited nor specifically authorized by this Declaration may be permitted in a specific case if written operational plans and specifications for such operations or uses, containing such information as may be requested by the Association, are submitted to and approved in writing by the Association, which approval shall be based upon analysis of the anticipated effect of such operations or uses upon other Parcels, upon other real property in the vicinity of the Covered Property, and upon the occupants thereof, but shall be in the sole discretion of the Association.
    Nuisances. No noxious or offensive trade or activity shall be carried on within any Parcel or any part of the Covered Property, nor shall anything be done thereon which may be, or may become, an annoyance or nuisance to the neighborhood, or which shall in any way interfere with the quiet enjoyment of each of the Owners of its respective Parcel, or which shall in any way increase the rate of insurance for any other Parcel or any portion of the Common Area. In this regard, all noises, sounds, and vibrations shall be appropriately muffled in such a manner so as not to be objectionable as to intermittent beat, frequency, shrillness, or volume. Every use shall be operated in such a manner that the vibration, heat and glare inherently and recurrently generated from such use is not perceptible beyond the Building in which the use is located. A "nuisance" shall include, without limitation, any of the following conditions:
        emission of dust, sweepings, dirt, or cinders into the atmosphere, or discharges of liquid, solid wastes, or other harmful matter into any stream river, sewer, storm drain or other body of water if such emission or discharge may adversely affect the use or intended use of any property or may adversely affect the health, safety, or comfort of persons in the vicinity, or discharge of waste or any substance or material of any kind into any public or privately maintained sewer servicing the Covered Property, or any part thereof, in violation of any law, rule, or regulation of any public body having jurisdiction thereof;
        escape or discharge of fumes, odors, gases, vapors, acids, or other substances into the atmosphere if such escape or discharge may be detrimental to the health, safety, or welfare of persons, may interfere with the comfort of persons within the vicinity, or may be harmful to property or vegetation;
        the perception, at any point outside the boundaries of a Parcel of any noise or vibration from any activity, machine, device or combination thereof located within such Parcel that unreasonably interferes with the use or enjoyment of any other Parcel;
        any use of the Covered Property for any of the following purposes: any facility selling, renting, displaying or otherwise featuring adult, pornographic or other age-restricted materials, media or performances; nightclubs; bars; massage parlors; "driving while intoxicated" courses or similar programs for criminal offenders; drug treatment or counseling facilities; and welfare or other public assistance facilities; and
        any use of the Covered Property for any of the following purposes, unless approved by the Association in writing in accordance with this Section 7.3(e): education facilities; religious meeting facilities; telemarketing facilities; and employment agencies. Uses prohibited under this Section 7.3(e) may be permitted in a specific case if written operational plans and specifications for such uses, containing such information as may be requested by the Association, are submitted to and approved in writing by the Association. The Association's approval of such uses shall be based upon analysis of the anticipated effect of such uses upon the other Parcels (such as any potential for overburdening the Covered Property's parking facilities) and other real property in the vicinity of the Covered Property, and the occupants thereof, but such approval shall not be unreasonably withheld.
    No Changes to Building Exterior; Maximum Building Area. Except as approved by the Association, there shall be no change to the exterior of any Building, or any construction, which would cause the Building Area on any given Parcel to exceed that set forth for such Parcel in Exhibit B attached hereto.
    Signs. No sign or billboard of any kind shall be displayed to the public view on any portion of the Covered Property, except specifically approved in writing by the Association and otherwise complying with the standards promulgated by the Association for such signs from time to time.
    Temporary Structures. No structure of a temporary character, trailer, tent, shack, barn or other out-building shall be used on any portion of the Covered Property at any time, either temporarily or permanently unless approved by the Association.
    Vehicles.
        Except as provided in this Section, no recreational vehicle or equipment shall hereafter be permitted to remain upon the Covered Property unless authorized by the Association.
        Except as approved by the Association, the Owner and all Occupants of each Parcel shall not, collectively, at any time (except on a non-recurring basis, or in connection with occasional special events), use more parking spaces than the number of spaces allocated below:
Address	Total Number of Parking Spaces Allocated to Parcel
4600 Roseville Rd.	113
4604 Roseville Rd.	71
4608 Roseville Rd.	62
4612 Roseville Rd.	82
4616 Roseville Rd.	94
4700 Roseville Rd.	92
4704 Roseville Rd.	82
4708 Roseville Rd.	86
        No automobile, recreational vehicle or equipment or commercial vehicle or any other motorized vehicle may be dismantled, rebuilt, repaired, serviced, or repainted on the Common Area unless authorized by the Association. The foregoing restriction shall not be deemed to prevent temporary parking for loading or unloading of vehicles.
        As used in this Section, "recreational vehicle or equipment" shall include without limitation, trailers, boats, campers, trailer coaches, buses, house cars, camp cars, motor homes (if a size larger than seven (7) feet in height and/or greater than one hundred thirty-eight (138) inches in wheel base length), or any other similar type of equipment or vehicle.
        As used in this Section, "commercial vehicle" shall be defined as a truck of greater than three-quarter (3/4) ton capacity and any vehicle with a sign displayed on any part thereof advertising any kind of business or on which racks, materials and/or tools are visible. The type of motor vehicle license plate shall not be material to the foregoing definition.
        No automobile or other vehicle may be parked overnight or on any portion of the Covered Property.
        Except as approved by the Association, no security fence or other structure shall be erected in the Common Area for purposes of creating a secured parking area for any Owner.
        Each Occupant and Owner using the parking areas on the Covered Property assumes any and all responsibility for theft and damage to its vehicle, and agrees that Declarant and the Association shall have no liability therefor or for any failure to implement or exercise security measures with respect to such parking areas.
        The Association shall have the right to take all reasonable measures to enforce the terms of this Section 7.7, which measures may include but shall not be limited to the towing or disabling of offending vehicles (at the expense of the owners thereof), or the imposition of fines.
    Unsightly Items. All weeds, rubbish, debris, or unsightly material or objects of any kind shall be regularly removed from the Parcels and shall not be allowed to accumulate thereon. All refuse containers, trash cans, pallets, storage areas, machinery and equipment shall be prohibited upon any Parcels and upon the Covered Property except in accordance with rules adopted by the Association, which rules may prohibit the use of any Common Area for storage, or require that, to the extent that any of the aforementioned items are permitted in the Common Areas, they must be adequately and tastefully screened.
    Antennae and Other Roof Structures. No television, radio, or other electronic towers, aerial antennae equipment, satellite dish or device of any type for the reception or transmission of television signals, cellular telephone signals, microwave signals, radio or television broadcasts or other means of communication (collectively, "Telecom Equipment"), or roof-top turbine ventilators, attic ventilators, solar panels or other equipment (collectively, "Roof-top Equipment") shall hereafter be erected, constructed, placed or permitted to remain on the roof or other exterior portions of any Building or the Common Area unless and until the same shall have been approved in writing by the Association. Notwithstanding the foregoing, Telecom Equipment and Roof-top Equipment shall be permitted on the roof of any Building, provided that such Telecom Equipment and Roof-top Equipment are effectively screened from view by the Building's parapet.
    Window Coverings. Only blinds may be installed as window coverings. No window shall be covered with aluminum foil, newspapers or other material not designed for use as a window covering. All window coverings within a Building must be uniform, unless approved in writing by the Association. No films or screens shall be attached to the exterior surface of any windows.
    Drainage. There shall be no interference with the established drainage pattern and system over any portion of the Covered Property unless adequate provision is made for proper drainage and is approved by the Association. For the purposes hereof an "established drainage pattern and system" is defined as the drainage which exists at the time the overall grading of the Covered Property is completed or that which is shown on any plans approved by the Association, and includes, but is not necessarily limited to, underground drain pipes and patterns of drainage over the Covered Property from and to adjoining properties and improvements.
    Subdivision. No Owner of a Parcel shall subdivide such Parcel into a further subdivision of such Parcel, within the meaning of the California Subdivision Map Act and any local ordinances governing the subdivision of land.
    Deliveries. All deliveries, locating, and unloading services on the Covered Property shall occur at such times and manner so as to not unreasonably interfere with the use of the Covered Property by other Owners and Occupants or damage the Covered Property, Buildings or other Improvements on the Covered Property. The Association shall have the right to establish additional rules regarding deliveries, so as to minimize the adverse effect of deliveries on the operation of the businesses conducted at the Covered Property.
    Exterior Lighting. All exterior lighting, including, without limitation, the location, design, type and size thereof, is subject to the approval of the Association and shall confirm with the Architectural Standards. Electrical illumination may be used to illuminate Buildings, landscaping areas, signs and parking areas, provided that such devices are equipped with proper lenses concentrating the illumination upon such structures and areas preventing any bright or direct illumination upon adjacent Parcels or upon any street, whether public or private, and provided further that any such illumination shall first be approved by the Association.
    No Drilling. No tools or equipment and no derrick or other structure designed for use in boring for water, oil, gas or other subterranean minerals or other substances, or designed for use in any mining operation or exploration, shall hereafter be erected or placed upon the Covered Property. However, boring will be permitted in connection with a commercially reasonable environmental assessment, provided that (i) the Association is given detailed, written notice of such boring in advance and the Association approves thereof (such consent shall not be unreasonably withheld); (ii) any exposed openings will be backfilled and any disturbed soil, asphalt, concrete or landscaping will be restored to its condition prior to the commencement of such boring; (iii) the Owner of the Parcel on which such boring is conducted shall (a) indemnify each and every other Owner and Occupant, the Association, Declarant and their respective heirs, successors and assigns, and hold them harmless from, and to defend them against, any liability, including, without limitation, any claim by any person for personal injury or property damage, arising out of or connected with such boring; and (b) prior to commencing any boring, provide the Association with proof that such Owner and the contractor performing the boring have complied with any commercially reasonable insurance and bonding requirements imposed by the Association.
    No Environmental Hazards. No adverse environmental condition shall be permitted to exist on any Parcel, nor shall any toxic or hazardous wastes be permitted to be generated, treated, stored, disposed of, or otherwise deposited in or on or allowed to emanate from any Parcel or any portion of the Covered Property, including, without limitation, the surface waters and subsurface waters thereof; provided, however, that hazardous substances may be stored or used so long as such storage and use is conducted in compliance with the Entitlements and all applicable laws, statutes, ordinances, rules and regulations of any local, county, state or federal governmental body.
    No Interference with Association's Rights. No Owner or Occupant shall in any way interfere with the Association's use of the easements granted to the Association pursuant to Section 9.3 hereof or do any act or thing inconsistent with such use, including, without limitation, by (i) constructing any Building or other Improvement thereon or (ii) permanently or temporarily blocking the view from any Parcel or public street of any monument or sign erected thereon.
    No Glare. No Owner or Occupant shall permit anything to be placed in or on any Building which shall cause sunlight glare in excess of that permitted by the Architectural Standards, the Architectural Committee, or any governmental entity with jurisdiction.
    Water Conservation. Each Owner and Occupant shall affirmatively conserve water on its Parcel, and no Owner or Occupant shall use a greater quantity of water than that reasonably necessary for the approved use of its Parcel.
    No Violations of Law. No Owner or Occupant shall permit anything to be done or kept on its Parcel that violates any Entitlement, law, statute, rule or regulation of any local, county, state or federal governmental body.

  ARCHITECTURAL CONTROL

    Appointment of Architectural Committee. The Architectural Committee shall consist of one (1) or more persons as fixed from time to time by resolution of the Board; such persons need not be Owners or Occupants. The Declarant shall initially appoint the Architectural Committee. Thereafter, the right to appoint, augment, or replace members of the Architectural Committee shall automatically be transferred to the Board. Notwithstanding the foregoing, the Board may act as Architectural Committee without the necessity of appointing a separate committee for such purpose.
    General Provisions.
        The Architectural Committee may establish reasonable procedural rules and may assess a reasonable fee from time to time in connection with review of plans and specifications; however, the Architectural Committee may delegate its plan review responsibilities to one or more members of such Architectural Committee. Upon such delegation, the approval or disapproval of plans and specifications by such persons shall be equivalent to approval or disapproval by the entire Architectural Committee. Unless any such rules are complied with, such plans and specifications shall be deemed not submitted.
        The address of the Architectural Committee shall be the principal office of the Association as designated by the Board pursuant to the Bylaws. Such address shall be the place for the submittal of plans and specifications and the place where the current architectural standards shall be kept.
        The establishment of the Architectural Committee and the systems herein for architectural approval shall not be construed as changing any rights or restrictions upon Owners to maintain, repair, alter or modify or otherwise have control over the Parcels and Improvements thereto as may otherwise be specified in this Declaration, in the Bylaws or in any Association Rules.
        In the event the Architectural Committee fails to approve or disapprove such plans and specifications within thirty (30) days after the same have been duly submitted in accordance with any rules regarding such submission adopted by the Architectural Committee, such plans and specifications will be deemed approved.
    Method of Approval. No Improvements shall be erected, placed, reconstructed, altered, maintained or permitted to remain on any portion of the Covered Property until plans and specifications showing the Parcel layout and all exterior elevations with materials and colors therefor and structural designs, signs, parking, driveway, walkways and landscaping shall have been submitted to and approved in writing by the Architectural Committee. Such plans and specifications shall be submitted in writing over the authorized signature of the Owner of the Parcel, or his authorized agent. Nothing herein contained shall require submission to or approval by the Architectural Committee of plans and specifications relating to the interior of any existing structure.
    Basis for Approval. Approval shall be based, among other things, on adequacy of site dimensions adequacy of structural design, conformity and harmony of external design with neighboring structures, the nature and types of proposed landscaping, if any, effect of locations and use of proposed Improvements on neighboring sites, the nature of Improvements on neighboring sites and the types of operations and uses thereon, relation of topography, grade and finish ground elevation of the site being improved to that of neighboring sites, proper facing of main elevation with respect to nearby streets, and conformity of the plans and specifications to the purpose and general plan and intent of this Declaration and inclusion in such plans and specifications of provision for the construction of adequate parking, driveways, walkways in relation to the Buildings which are to be constructed thereon and the uses to be made thereof. The Architectural Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications or other matters required to be approved pursuant to this Article.
    Completion of Work. After the commencement of the construction of any Improvements to any Parcel, the work shall be diligently prosecuted so that the site shall not remain in a partly finished condition any longer than reasonably necessary for the completion thereof. All construction shall be done so as to cause minimal interference with the business operations conducted from those Buildings already open for business. During construction, the construction site and surrounding areas shall be kept reasonably clean and free of construction material, trash and debris and appropriate precautions shall be taken to protect against personal injury and property damage to Declarant and all other Owners, Occupants, tenants, licensees, permittees or invitees. With regard to excavation, and without limiting any other provision of this Declaration, no excavation shall be made on, and no sand, gravel, soil or other material shall be removed from the site, except in connection with the construction or alteration of Improvements approved in the manner set forth in this Article, and upon completion of any such operations, exposed openings shall be backfilled and disturbed ground shall be graded, leveled and paved or landscaped in accordance with the previously approved plans and specifications contemplated in this Article. After such completion of the Improvements, there shall not be any other material change in the aforesaid Improvements without prior approval in writing by the Architectural Committee in the manner contemplated in this Article. Failure to comply with this Section shall constitute a breach of this Declaration and subject the defaulting party or parties to all enforcement procedures set forth in this Declaration and any other remedies provided by law or equity.
    Estoppel Certificate. Within thirty (30) days after written demand is delivered to the Association and upon payment of a reasonable fee (not to exceed Fifty and No/100ths Dollars ($50.00)) established by the Association, there shall be recorded an Estoppel Certificate executed by the Association and certifying that as of the date thereof either (a) all Improvements made or other work done on or within a site comply with the requirements of this Declaration, or (b) such Improvements or work do not so comply in which event the Certificate shall identify the noncomplying Improvements or work and set forth with particularity the cause or causes for such noncompliance. Any lessee, purchaser or encumbrancer in good faith for value shall be entitled to rely on such Certificate with respect to the matters set forth therein, such matters being conclusive as between the Association and all such subsequent parties in interest. The fee required by this Section 8.6 may be subject to increase from time to time, as reasonably determined by the Association.
    Liability. Neither Declarant, nor any Member of the Association nor any member of the Architectural Committee, shall be liable for any damage, loss or prejudice suffered or claimed on account of (a) the approval or disapproval of any plans, drawings and specifications whether or not defective; (b) the construction or performance of any work whether or not pursuant to approved plans, drawings and specifications; (c) the development of any part of land within the Covered Property; or (d) the execution or filing of an Estoppel Certificate pursuant to the preceding Section whether or not the facts therein are correct. Anyone who submits plans and specifications to the Architectural Committee shall be deemed to have agreed by submission of such plans and specifications, and every Owner and Occupant by acquiring title and/or possessory rights to any Parcel, agrees that it will not bring any action or suit against Declarant or any member of the Association or the Architectural Committee for the recovery of damages by reason of any such approval or disapproval or by reason of any mistake in judgment, negligence or nonfeasance arising in connection with the performance by the Architectural Committee of any duties contemplated by this Declaration.
    Existing Buildings and Improvements. Unless otherwise specifically set forth in this Declaration, this Article 8 shall not apply to any existing Buildings, Improvements or other structures located on any Parcel owned by Declarant on or after the date of recordation of this Declaration.

  EASEMENTS

    Amendment to Eliminate Easements. This Declaration cannot be amended to modify or eliminate the easements reserved to Declarant without prior written approval of Declarant and any attempt to do so shall have no effect. Any attempt to modify or eliminate this Section shall likewise require the prior written approval of Declarant.
    Nature of Easements. Unless otherwise set forth herein, any easement reserved herein shall be nonexclusive.
    Certain Rights and Easements Reserved to Association.

    In addition to the rights of entry and any other rights given to the Association in this Declaration, there are hereby established the following non exclusive easements in perpetuity for the benefit of the Association, its agents, employees and contractors:

        Utilities. Easements in gross on, over, under or across all portions of the Covered Property for the purposes shown as existing or proposed on any tract map for the installation, emplacement and maintenance of electric, telephone, cable television, water, gas, sanitary sewer lines, drainage facilities or any other utilities, together with the right to enter upon any Parcel, Improvements and Buildings thereon (without unreasonably interfering with Owner's and Occupant's reasonable use and enjoyment thereof) in order to service, maintain, repair, reconstruct, relocate or replace any of such lines or facilities.
        Compliance with Declaration. An easement over, upon, across and under each of the Parcels, to inspect any such Parcel to ascertain whether such Parcel, the Improvements thereon and the uses thereof are in compliance with the provisions of this Declaration; and to abate or remove any Improvement, thing or condition that may exist thereon contrary to the intent and meaning of this Declaration.
        Slopes and Drainage. An easement over, upon, across and under all of the Common Areas, to perform the Association's obligations under this Declaration with respect to the maintenance and repair of the Common Area and any improvements thereon, including, without limitation, for access to slopes and drainageways when such access is necessary or desirable for the maintenance or stabilization of slopes or drainage, or both, on the Common Areas.
        Landscaping Maintenance. An easement over, upon, across and under each of the Parcels for (i) planting, replacing and maintaining any landscaping areas as shall reasonably be designated by Declarant or the Association and (ii) installing, repairing, replacing and maintaining any drainage and/or irrigation systems (including, without limitation, landscape wiring and conduits) upon any such Parcel as shall reasonably be designated by Declarant or the Association in connection with such landscaping strips or in connection with landscaping strips on the Common Area.
        Monument Signs. Easements, for the purposes of erecting, maintaining, repairing, and replacing monuments for signs relating to the Covered Property, in the locations set forth on the site plan attached hereto to Exhibit D.
        Bicycle Racks. Easements, for the purposes of erecting, maintaining, repairing, and replacing bicycle racks in the locations shown on Exhibit D (the "Bicycle Racks").
        Trash Enclosures. Easements, for the purpose of erecting, maintaining, repairing, and replacing trash enclosures in the locations shown on Exhibit D (the "Trash Enclosures").
        Transportation Facilitation Areas. Easements on such portions of the Covered Property as the Association may from time to time specify to be used as transportation facilitation areas ("Transportation Facilitation Areas"). Such Transportation Facilitation Areas may be designated, without limitation, for use as bus stops, light rail stops, taxi-limousine stands, public waiting areas, preferred parking spaces for carpool users, bicycle parking, and any use required by the Entitlements.
        Picnic Table and Benches. Easements, for the purpose of erecting, maintaining, repairing, and replacing the picnic table and benches in the location shown on Exhibit D (the "Picnic Facilities").
        Air Space Rights. An exclusive easement for the use of all air space located above the Buildings.
    Certain Easements for Owners. Except as otherwise stated in this Declaration, the following non-exclusive easements are hereby established in perpetuity, for the benefit of all Owners and Occupants of the Covered Property:
        Utilities Easements. Easements to enter upon the Common Areas located on Parcels owned by other Owners, or to have utility companies enter upon such Parcels, in order to repair, replace, and maintain any utilities.
        Ingress, Egress, Parking and General Use Rights. Easements for vehicle parking in designated Common Areas, vehicular ingress and egress over designated Common Areas driveways and parking areas, pedestrian ingress and egress over pedestrian walkways (to the extent that such walkways are not within Buildings) and general use of the Common Areas, subject to reasonable rules and regulations concerning such parking, use and access as the Association may promulgate from to time, and further subject to the limitations set forth elsewhere in this Declaration (including, without limitation, Section 7.7 above).
        Drainage. Such drainage easements for surface drainage over the Covered Property through the drainage patterns and systems as are established from time to time upon the Covered Property.
        Trash Enclosures; Bicycle Racks, Transportation Facilities Areas; Picnic Facilities. Easements for the use of (i) Trash Enclosures for the temporary deposit and storage within such trash enclosures of trash from the use of the Buildings located within the Covered Property; (ii) the Bicycle Racks; (iii) the Transportation Facilities Areas; and (iv) the Picnic Facilities.
    Support, Settlement and Encroachment. There is hereby reserved to Declarant, together with the right and obligation to grant and transfer the same to Owners, the following reciprocal easements for the purposes set forth below:
        an easement appurtenant to each Parcel which is contiguous to another Parcel or Common Area which Parcel shall be the dominant tenement and the contiguous Parcel or Common Area shall be the servient tenement;
        an easement appurtenant to the Common Area contiguous to a Parcel, which Common Area shall be the dominant tenement and which contiguous Parcel shall be the servient tenement;
        said easements shall be for the purposes of:
          support and accommodation of the natural settlement of structures;
          encroachment by reason of a roof, eave overhang, or similar projections created during the original construction of the Improvements on the Covered Property if any, or the reconstruction or repair of Common Area in accordance with plans and specifications approved by the Architectural Committee; and
          encroachments due to original engineering or surveying errors, errors in original construction, errors in reconstruction or repair in accordance with plans and specifications approved by the Architectural Committee.
    No Abandonment. Notwithstanding Section 811 of the California Civil Code or any other applicable law, it is the intent of Declarant that no easement granted or reserved hereunder shall be deemed extinguished, abandoned or terminated merely by disuse or incompatible acts; rather, except for those easements, if any, that this Declaration expressly provides shall automatically terminate at such time as Declarant no longer owns any Parcel, the easements granted hereunder or established hereby shall continue in full force and effect during the term of this Declaration unless terminated by a writing, duly acknowledged and recorded, executed by the person or persons entitled to the benefit thereof.

  INSURANCE AND INDEMNIFICATION

    Insurance Carried by Association. The Association, to the extent available, shall obtain and continue in effect in its own name the following types of insurance so long as such amounts or type of insurance coverage are not, in the good faith judgment of the Association, prohibitively expensive or no longer necessary or appropriate for the protection of the Association:
        a policy of commercial general liability insurance covering the Common Area with a limit of not less than Two Million and No/100ths Dollars ($2,000,000.00) for claims for personal injury and/or property damage arising out of a single occurrence, such coverage to include protection against water damage liability, liability for non-owned and hired automobile and liability for property of others, and such other risks as shall customarily be covered with respect to similar developments in the area of the Covered Property, and shall contain a "severability of interest" endorsement or the equivalent which shall preclude the insurer from denying the claim of an Owner because of negligent acts or omissions of the Declarant or other Owners; and
        Property and hazard insurance (currently referred to as "special form" coverage) in an amount equal to the full replacement value of the Improvements to the Common Area .
        Workers' compensation insurance, to the extent that the same shall be required by law, for all employees of the Association.
        Such insurance on personal property owned by the Association, and such other insurance, as it deems necessary, including, without limitation, earthquake insurance, and officers' and directors' liability insurance.
    Waiver by Owners. As to each of said policies which will not be voided or impaired thereby, the Owners hereby waive and release all claims against the Association, the Board, other Owners, the Declarant and agents and employees of each of the foregoing, with respect to any loss covered by such insurance, whether or not caused by negligence of or breach of any agreement by said persons, but to the extent of insurance proceeds received in compensation for such loss only.
    Premiums, Proceeds and Settlement. Insurance premiums for the insurance coverage obtained by the Association shall be a Common Expense to be included in the Regular Assessments levied by the Association. Casualty insurance proceeds shall be used by the Association for the repair or replacement of the property for which the insurance was carried, or otherwise disposed of as provided in the Article hereof entitled "Destruction of Improvements." The Association is hereby granted the authority to negotiate loss settlements with the appropriate insurance carriers. Any two (2) directors of the Association may sign a loss claim for in and release form in connection with the settlement of a loss claim, and such signatures shall be binding on the Association and the Members.
    Owner Insurance Requirements. Each Owner will separately insure its Parcel, and Building, and each and every portion thereof by obtaining and continuing in effect in its own name the following types of insurance:
        a policy of commercial general liability insurance covering the Parcel with a limit of not less than Two Million and No/100ths Dollars ($2,000,000.00) for claims for personal injury and/or property damage arising out of a single occurrence, such coverage to include protection against water damage liability, liability for non-owned and hired automobile and liability for property of others, and such other risks as shall customarily be covered with respect to similar developments in the area of the Covered Property, and shall contain a "severability of interest" endorsement or the equivalent which shall preclude the insurer from denying the claim of an Owner because of negligent acts or omissions of the Declarant or other Owners; and
        Property and hazard insurance (currently referred to as "special form" coverage) in an amount equal to the full replacement value (replacement cost new including debris removal and demolition) of the Building, with an "agreed amount endorsement" or its equivalent, such insurance to afford protection against at least loss or damage by fire and other hazards covered by the standard extended coverage endorsement, and by sprinkler leakage, debris removal, cost of demolition, vandalism, malicious mischief, windstorm water damage, and such other risks as shall customarily be covered with respect to similar developments in the area of the Covered Property.

    Each Owner shall deliver to the Association a certified copy of such Owner's insurance policies, upon demand therefor. All such policies carried by the Owners shall contain waivers of subrogation of claims against the other Owners, the Association and the agents and employees of each of the foregoing, with respect to any loss covered by such insurance, whether or not caused by negligence of or breach of any agreement by said persons, but to the extent of insurance proceeds received in compensation for such loss only; provided, however, such other policies shall not adversely affect or diminish any liability under any insurance obtained by the Association.

    Annual Insurance Review. The Board shall annually determine whether the amounts and types of insurance required under this Article 10 provide adequate coverage in light of increased construction costs, inflation, practice in the area in which the Covered Property is located, or any other factor which tends to indicate that either additional insurance policies or increased coverage under existing policies are necessary or desirable to protect the interests of the Owners and of the Association. If the Board determines that increased coverage or additional insurance is appropriate, the Board shall obtain the same with respect to the policies required under Section 10.1, and the Owners shall obtain such coverage with respect to the policies required under Section 10.4.
    Indemnification. Each Owner, by accepting its deed, and each Occupant, with the exception of those Occupants who are leasing or otherwise occupying any of the Parcels at the time of the recording of this Declaration where such leases do not provide for the indemnity set forth hereinafter, by accepting the right to occupy a Parcel, agrees to indemnify each and every other Owner and Occupant, the Association, Declarant and their respective heirs, successors and assigns, and to hold them harmless from, and to defend them against any liability, including, without limitation, any claim by any person for personal injury or property damage, arising out of or connected with the Parcel or Parcels of that particular Owner or Occupant or any activities conducted thereon; provided, however, that such liability shall have resulted from the acts or omissions of the Owner or Occupant of such Parcel or Parcels. Without limiting the generality of the foregoing, the indemnity provided in this Section 10.6 is expressly intended to include, and shall include, indemnification for any claim or cause of action under the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Preauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1101 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; or any other federal, state or local environmental or other statutes, ordinances, regulations or guidelines; and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect, provided, however, that such indemnity shall be limited to liability caused by a hazardous substance placed or permitted to be placed on any Parcel or Parcels by the Owner or Occupant of such Parcel or Parcels. Nothing in the foregoing shall limit the rights of any Owner, the Association, or the Declarant under relevant state, local, or federal law.

  DESTRUCTION OF IMPROVEMENTS

    Duty of Association. In the event of partial or total destruction of Improvements in the Common Area, it shall be the duty of the Association to restore and repair the same as promptly as practical pursuant to this Article. The proceeds of any casualty insurance maintained by the Association or any Owner pursuant to this Declaration shall be used for such purpose, subject to the prior rights of Mortgagees whose interest may be protected by said policies.
    Automatic Reconstruction. A Reconstruction Assessment may be levied by the Association to provide the necessary funds for such reconstruction, over and above the amount of any insurance proceeds available for such purpose, and the Association shall cause the damaged or destroyed Common Area to be restored as closely as practical to its condition prior to the destruction or damage.
    Excess Insurance Proceeds. In the event any excess insurance proceeds remain, after any reconstruction by the Association pursuant to this Article, the Association shall retain such sums and utilize same to offset future Common Expenses.
    Use of Reconstruction Assessments. All amounts collected as Reconstruction Assessments shall only be used for the purposes as set forth in this Article.
    Destruction of Owner's Improvements. In the event any Building, or any Improvements located within the Building Area within an Owner's Parcel, are destroyed by any casualty, the Owner of such Parcel shall promptly rebuild such Improvements, at such Owner's sole cost, to their original condition existing prior to such casualty in as fast and efficient a means as possible.

  [Intentionally omitted]

  RIGHTS OF ENJOYMENT

    Members' Right of Enjoyment. Every Member shall have a nonexclusive easement for use and enjoyment in and to the Common Area and such right shall be appurtenant to and shall pass with the interest required to be an Owner to every Parcel, subject to all of the easements, covenants, conditions, restrictions and other provisions contained in this Declaration, including, without limitation, the following provisions:
        the right of the Association to establish reasonable rules and regulations pertaining to the use of the Common Area, including, without limitation, rules and regulations governing the quantity and location of parking for Owners and their employees, Occupants, tenants, licensees and invitees, and the quantity and location of parking for customers of Owners; and
        the right of the Association to grant easements on, over and under the Common Area to public utilities or governmental entities or agencies; provided that such easement shall not unreasonably interfere with the right of any Owner to the use and enjoyment of its Parcel and the Common Area.
    Delegation of Use. Any Owner may delegate his right of enjoyment to the Common Area to his employees, Occupants, licensees, invitees, or tenants, subject to rules and regulations adopted by the Association. Nothing herein shall be deemed a dedication of the Common Area for public use. Each Owner shall be liable to the Association for any damage to the Common Area or to any of the equipment or Improvements thereon which may be sustained by reason of the negligence or willful misconduct of said Owner or of his employees, tenants or invitees.
    Waiver of Use. No Member may exempt himself from personal liability for Assessments duly levied by the Association, nor release the Parcel owned by him from the liens, charges, and other provisions of this Declaration, the Articles, Bylaws, and Association Rules, by waiver of the use and enjoyment of the Common Area, or the abandonment of its Parcel.

  RIGHTS OF LENDERS

    Filing Notice; Notices and Approvals. A Mortgagee shall not be entitled to receive any notice which this Declaration requires the Association to deliver to Mortgagees unless and until such Mortgagee, or its mortgage servicing contractor, has delivered to the Board a written notice stating that such Mortgagee is the holder of a Mortgage encumbering a Parcel within the Covered Property. Such notice shall state which Parcel or Parcels are encumbered by such Mortgage, and shall state whether such mortgagee is a First Mortgagee. Wherever the approval of all or a specified percentage of Mortgagees is required pursuant to this Declaration, it shall be deemed to mean the vote or approval of all or a specified percentage only of those Mortgagees which have delivered such notice to the Board. Notwithstanding the foregoing, if any right of a Mortgagee under this Declaration is conditioned on a specific written request to the Association, in addition to having delivered the notice provided in this Section, a Mortgagee must also make such request, either in a separate writing delivered to the Association or in the notice provided above in this Section, in order to be entitled to such right. Except as provided in this Section, a Mortgagee's rights pursuant to this Declaration, including, without limitation, the priority of the lien of Mortgages over the lien of Assessments levied by the Association hereunder, shall not be affected by the failure to deliver a notice to the Board. Any notice or request delivered to the Board by a Mortgagee shall remain effective without any further action by such Mortgagee for so long as the facts set forth in such notice or request remain unchanged.
    Validity of Mortgage Lien. No breach of the covenants, conditions or restrictions herein contained, nor the enforcement of any lien provision herein, shall affect, impair, defeat or render invalid the lien or charge of any Mortgage made in good faith and for value encumbering any Parcel, but all of said covenants, conditions and restrictions shall be binding upon and effective against any Owner whose title is derived through foreclosure or trustee's sale, or otherwise, with respect to a Parcel except as otherwise provided in this Article.
    Curing Defaults. A Mortgagee or the immediate transferee of such Mortgagee, who acquires title by judicial foreclosure or trustee's sale shall not be obligated to cure any breach of the provisions of this Declaration which is noncurable or of a type which is not practical or feasible to cure. The determination of the Board made in good faith as to whether a breach is noncurable or not feasible to cure shall be final and binding on all Mortgagees.
    Resale. It is intended that any loan to facilitate the resale of any Parcel after judicial foreclosure or trustee's sale is a loan made in good faith and for value and entitled to all of the rights and protections afforded to other Mortgagees.
    Relationship with Assessment Liens.
        The lien provided for in Article 6 hereof, entitled "Nonpayment of Assessments," for the payment of Assessments shall be subordinate to the lien of any Mortgage, which was recorded prior to the date any such Assessment becomes due.
        If any Parcel subject to a monetary lien created by any provision hereof shall be subject to the lien of a Mortgage: (1) the foreclosure of any lien created by anything set forth in this Declaration shall not operate to affect or impair the lien of such Mortgage; and (2) the foreclosure of the lien of such Mortgage or sale under a power of sale included in such Mortgage (such events being hereinafter referred to as "Events of Foreclosure") shall not operate to affect or impair the lien hereof, except that any persons who obtain an interest through any of the Events of Foreclosure, and their successors in interest, shall take title free of the lien hereof or any personal obligation for said charges as shall have accrued up to the time of any of the Events of Foreclosure, but subject to the lien hereof for all said charges that shall accrue subsequent to the Events of Foreclosure.
        Nothing in this Section shall be construed to release any Owner from its obligations to pay for any Assessment levied pursuant to this Declaration.
    Other Rights of Mortgagees. Any Mortgagee or its mortgage servicing contractor, shall, upon written request to the Association, be entitled to:
        upon reasonable advance written notice to the Association, to inspect the books and records of the Association during normal business hours, at Mortgagee's expense; and
        receive written notification from the Association of any default in the performance of the obligations imposed by this Declaration by the Owner whose Parcel is encumbered by such Mortgagee's Mortgage, which default has not been cured within sixty (60) days of a request therefor by the Association; provided, however, the Association shall only be obligated to provide such notice to Mortgagees who have delivered a written request therefor to the Association specifying the Parcel or Parcels to which such request relates.
    Mortgagees Furnishing Information. Mortgagees are hereby authorized to furnish information to the Board concerning the status of any Mortgage.
    Conflicts. In the event of any conflict between any of the provisions of this Article and any of the other provisions of this Declaration, the provisions of this Article shall control.

  GENERAL PROVISIONS

    Enforcement. The Association, or any Owner, shall have the right to enforce by proceedings at law or in equity, all restrictions, conditions, covenants and reservations, now or hereafter imposed by the provisions of this Declaration or any amendment hereto, including the right to prevent the violation of any such restrictions, conditions, covenants, or reservations and the right to recover damages or other dues for such violation. The Association or any Owner shall also have the right to enforce by proceedings at law or in equity the provisions of the Articles or Bylaws and any amendments thereto. With respect to architectural control, Assessment liens or any other liens or charges and Association Rules, the Association shall have the exclusive right to the enforcement thereof.
    No Waiver. Failure by the Association or by any Member to enforce any covenant, condition, or restriction herein contained, or the Articles, Bylaws or Association Rules in any certain instance or on any particular occasion shall not be deemed a waiver of such right on any such future breach of the same or any other covenant, condition or restriction.
    Cumulative Remedies. All rights, options and remedies of Declarant, the Association, the Owners or Mortgagees under this Declaration are cumulative, and not one of them shall be exclusive of any other, and Declarant, the Association, the Owners and the Mortgagees shall have the right to pursue any one or all of such rights, options and remedies or any other remedy or relief which may be provided by law, whether or not stated in this Declaration.
    Severability. Invalidation of any one or a portion of these covenants, conditions, or restrictions by judgment or court order shall in no way affect any other provisions, which shall remain in full force and effect.
    Covenants to Run with the Land; Term. The covenants, conditions and restrictions of this Declaration shall run with and bind the Covered Property and shall inure to the benefit of and be enforceable by the Association or any Owner, their respective legal representatives, heirs, successors and assigns, for a term of sixty (60) years from the date this Declaration is recorded, after which time said covenants, conditions and restrictions shall be automatically extended for successive periods of ten (10) years, unless an instrument, signed by a majority of the then Owners and seventy-five percent (75%) of the First Mortgagees, based on one (1) vote for each First Mortgage held, has been recorded at least one (1) year prior to the end of any such period, agreeing to terminate said covenants, conditions and restrictions in whole or in part. Notwithstanding the fact that the covenants, conditions and restrictions set forth herein are terminated pursuant to this Section 15.5, all of the easements set forth in Article 9 above shall remain in full force and effect and shall run with the land and be binding upon successors and assigns of Declarant in accordance with the provisions of Article 9.
    Construction. The provisions of this Declaration shall be liberally construed to effectuate its purpose. The Article and Section headings have been inserted for convenience only, and shall not be considered or referred to in resolving questions of interpretation or construction.
    Singular Includes Plural. Whenever the context of this Declaration requires same, the singular shall include the plural and the masculine shall include the feminine and the neuter.
    Nuisance. The result of every act or omission, whereby any provision condition, restriction, covenant, easement or reservation contained in this Declaration is violated in whole or in part, is hereby declared to be and constitutes a nuisance, and every remedy allowed by law or equity against a nuisance, either public or private, shall be applicable against every such result, and may be exercised by the Association or any member. Such remedies shall be deemed cumulative and not exclusive.
    Attorneys' Fees. In the event action is instituted to enforce any of the provisions in this Declaration, the party prevailing in such action shall be entitled to recover from the other party thereto as part of the judgment, reasonable attorneys' fees and costs of such suit.
    Notices. Any notice to be given to an Owner or a Mortgagee or mortgage servicing contractor under the provisions of this Declaration shall be in writing and may be delivered as follows:
        Notice to an Owner shall be deemed to have been properly delivered when delivered personally or placed in the first-class United States mail, postage prepaid, to the most recent address furnished by such Owner in writing to the Association for the purpose of giving notice, or if no such address shall have been furnished, then to the street address of such Owner's Parcel. Any notice so deposited in the mail within the County shall be deemed delivered forty-eight (48) hours after such deposit. In the case of co-Owners, any such notice may be delivered or sent to any one of the co-Owners on behalf of all co-Owners and shall be deemed delivery on all such co-Owners.
        Notice to a Mortgagee or its mortgage servicing contractor shall be deemed to have been properly delivered when placed in the first-class United States mail, postage prepaid, to the address furnished to the Association by such Mortgagee or such contractor for the purposes of notice or, if no such address is furnished, to any office of the Mortgagee in the County, or if no such office is located in the County, to any office of such mortgagee.
        The affidavit of an officer or authorized agent of the Association declaring under penalty of perjury that a notice has been mailed to any Owner or Owners, to any Mortgagee or Mortgagees, or to all Members or all Mortgagees, to the address or addresses shown on the records of the Association, shall be deemed conclusive proof of such mailing, whether or not such notices are actually received.
    Effect of Declaration. This Declaration is made for the purposes set forth in the Recitals to this Declaration and Declarant makes no warranties or representations, express or implied, as to the binding effect or enforceability of all or any portion of this Declaration, or as to the compliance of any of these provisions with public laws, ordinances and regulations applicable thereto.
    Personal Covenant. To the extent the acceptance of a conveyance of a Parcel creates a personal covenant between the Owner of such Parcel and Declarant or other Owners, such personal covenant shall terminate and be of no further force or effect from and after the date when a person or entity ceases to be an Owner except to the extent this Declaration may provide otherwise with respect to the payment of money to the Association.
    Leases. Any agreement for the leasing or rental of a Parcel or any Building or portion thereof (hereinafter in this Section referred to as a "lease") shall provide that the terms of such lease shall be subject in all respects to the provisions of this Declaration, the Articles, the Bylaws, and the Association Rules. Said lease shall further provide that any failure by the lessee thereunder to comply with the terms of the foregoing documents shall be a default under the lease. All leases shall be in writing. Any Owner of a Parcel who shall lease his Building thereon shall be responsible for assuring compliance by such Owner's lessee with this Declaration, the Articles, the Bylaws and the Association Rules.
    Amendments. Until the First Sale, this Declaration may be amended and such amendment shall be effective when executed by Declarant and any First Mortgagee and when recorded in the Official Records of the Sacramento County Recorder. From and after the First Sale, this Declaration may be amended and such amendment shall be effective when executed by Declarant and by Members representing more than fifty percent (50%) of the voting power of the Members (including Declarant to the extent it is an Owner of the Parcels within the Covered Property) and a majority of all First Mortgagees who have delivered Notice to Declarant in accordance with Section 14.1 hereof; provided, that so long as Declarant is an Owner of a Parcel, this Declaration may not be amended without Declarant's prior written consent. Declarant shall deliver a copy of such amendments to any Mortgagees at the address specified in any notices given pursuant to Section 14.1 hereof.

  DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms used in this Declaration are defined as follows:

    "Architectural Committee" shall mean and refer to the committee or committees provided for in Article 8 hereof entitled "Architectural Control."
    "Architectural Standards" shall mean and refer to all plans, specifications, guidelines, and criteria established by Declarant or the Association for the Buildings, Improvements, and Common Areas, as they may be modified and amended from time to time.
    "Articles" and "Bylaws" shall mean and refer to the Articles of Incorporation and Bylaws of the Association as the same may from time to time be duly amended.
    "Assessments". The following meanings shall be given to the Assessments hereinafter defined:

    "Capital Improvement Assessment" shall mean a charge against each Owner and such Owner's Parcel and the Improvements to such Parcel, representing a portion of the cost to the Association for installation or construction of any capital improvements on any capital improvements, which the Association may from time to time authorize pursuant to the provisions of this Declaration.

    "Reconstruction Assessment" shall mean a charge against each Owner and such Owner's Parcel and the Improvements to such Parcel representing a portion of the cost to the Association for reconstruction of any capital improvements within the Covered Property, which the Association may from time to time authorize pursuant to the provisions of this Declaration.

    "Regular Assessment" shall mean the amount, which is to be paid by each Member to the Association for Common Expenses.

    "Special Assessment" shall mean a charge against a particular Owner and such Owner's Parcel and the Improvements to such Parcel, directly attributable to the Owner, to reimburse the Association for costs incurred (and not otherwise payable by the Association pursuant to this Declaration) in bringing the Owner and such Owner's Parcel and the Improvements to such Parcel into compliance with the provisions of this Declaration, the Articles, Bylaws or Association Rules, or any other charge designated as a Special Assessment in this Declaration, the Articles, Bylaws or Association Rules, together with attorneys' fees and other charges payable by such Owner, pursuant to the provisions of this Declaration, plus interest thereon as provided for in this Declaration.

    "Association" shall mean and refer to Highlands Eighty Commerce Center Owners Association, a nonprofit mutual benefit corporation, incorporated under the laws of the State of California, its successors, and assigns.
    "Association Rules" shall mean rules and regulations adopted by the Association pursuant to Article 3 hereof entitled "Duties and Powers of the Association."
    "Board" shall mean the Board of Directors of the Association.
    "Building" shall mean any structural improvement on any Parcel which is enclosed by exterior walls, floor and roof and is designed for human occupancy and the conduct within of activities and business by the Owner of such Parcel, or such Owner's Occupants, licensees, tenants, successors or assigns.
    "Building Area" shall mean and refer to the gross building area for each Parcel upon which a Building has been constructed, as set forth in Exhibit B attached to this Declaration. Included within said Exhibit B is a designation of the percentage of the Building Area of each Parcel in proportion to the total Building Area of all of the Parcels within the Covered Property, which designation shall be fully binding and conclusive upon each Owner. If there is any deviation from the Building Area shown on Exhibit B and the actual area within a Parcel upon which a building is located, the Building Area shown on Exhibit B shall govern and control for the purposes of this Declaration.
    "Common Area" shall mean and refer to all portions of the Covered Property, together with all Improvements thereon or therein, lying outside of the Building Areas on each Parcel, exclusive of any loading docks or loading facilities intended to be used exclusively by the Owner of any Parcel. The exterior walls of the Buildings (excluding, without limitation, any signs or billboards not owned by or installed for the benefit of the Association) shall be included within the definition of Common Area for the limited purpose of including the painting and cosmetic maintenance and cosmetic repair of such walls within any responsibility of the Association pursuant to this Declaration for maintenance and repair of the Common Area.
    "Common Expenses" shall mean and refer to the actual and estimated costs of:
        maintenance, management, operation, repair and replacement of the Common Area, and all other areas on the Covered Property which are maintained by the Association;
        unpaid Assessments;
        costs of management and administration of the Association, including, but not limited to, compensation paid by the Association to managers, accountants, attorneys and employees;
        the costs of utilities, trash pickup and disposal, gardening and other services which generally benefit and enhance the value and desirability of the Covered Property and which are not separately paid by Parcel Owners;
        the costs of fire, casualty, liability, workmen's compensation and other insurance covering the Common Area which is paid for by the Association;
        the costs of any other insurance obtained by the Association;
        reasonable reserves as deemed appropriate by the Board;
        the costs of bonding of the members of the Board, any professional managing agent or any other person handling the funds of the Association;
        amounts paid by the Association for discharge of any lien or encumbrance levied against the Covered Property or portions thereof;
        costs incurred by the Architectural Committee or other committees established by the Board;
        costs of security guards, guard gates and/or key gates at entrances to the Covered Property from the public streets, and any other security systems or services installed by or contracted for by the Association;
        cost of fire protection services, including, without limitation, fire monitoring of water flow to Buildings, installed or provided by or contracted for by the Association;
        cost of pest control services provided or contracted for by the Association;
        the cost of providing amenities and services to the Covered Property (including without limitation, a delicatessen or other food service, conference facility, and exercise facility) that the Association may arrange for the benefit of the Owners and Occupants; such costs may include, but shall not be limited to, the payment of any rent subsidy representing the difference between (x) the rent to be paid to an Owner by a food services operator or other amenity provider in exchange for the use of space in a Building, and (y) the fair market value of such space; and
        other expenses incurred by the Association for any reason whatsoever in connection with the Common Area, or the costs of any other item or items designated by this Declaration, the Articles, Bylaws or Association Rules, or in furtherance of the purposes of the Association or in the discharge of any duties or powers of the Association.

    The enumeration of the costs above in this Section 16.11 shall not impose any obligation on Declarant or the Association that is not otherwise expressly assumed by Declarant or the Association, as the case may be, in this Declaration.

    "County" shall mean the County of Sacramento, in the State of California.
    "Covered Property" shall mean and refer to all the real property described on Exhibit A hereto.
    "Declarant" shall mean and refer to the Declarant referenced in the preamble to this Declaration, and such successors and assigns thereto as may be designated a "Declarant" in a recorded instrument executed by Declarant.
    "Entitlements" shall mean and refer to all governmental, special district and public utility approvals, decisions, resolutions, ordinances, permits, agreements, conditions, requirements, exactions, entitlements, reports, maps, plans and orders, heretofore or hereafter from time to time adopted, amended, modified or supplemented, expressly governing, affecting or relating to the organization, zoning, use, development, improvement, operation or ownership of the Covered Property, or any portion thereof. The Association and each Owner and Occupant shall fully and faithfully comply with and conform to the Entitlements. So long as Declarant retains an ownership interest in the Covered Property, Declarant may heretofore and hereafter from time to time amend, modify, remove, or supplement any of the Entitlements without the approval or consent of the Association or any Owner or Occupant. Any and all Entitlements regarding the Covered Property, including any and all covenants and agreements required by such Entitlements, which are granted after the recordation date of this Declaration shall be included in the definition of "Entitlements."
    "First Sale" shall mean and refer to Declarant's first conveyance of its entire fee simple interest in any of the Parcels to a third party.
    "Exhibit" shall mean and refer to those documents so designated herein and attached hereto and each of such Exhibits is by this reference incorporated in this Declaration.
    "Improvements" shall mean and include structures of any kind, whether above or below the land surface, including but not limited to Buildings, walls, sewer, electrical, gas and water lines and facilities, parking facilities, landscaping, walkways, fences, hedges, mass plantings, poles and other structures of any type or kind.
    "Member" shall mean and refer to every person or entity who qualifies for membership in the Association pursuant to the Article of this Declaration entitled "Membership", including Declarant so long as Declarant qualifies for membership in the Association pursuant to said Article.
    "Mortgage" shall mean and refer to any duly recorded mortgage or deed of trust encumbering a Parcel. A "First Mortgage" shall refer to a Mortgage which has priority over any other Mortgage encumbering a specific Parcel.
    "Mortgagee" shall mean and refer to the mortgagee or beneficiary under any Mortgage. A "First Mortgagee" shall mean the holder of a Mortgage that has priority over any other Mortgage encumbering a Parcel.
    "Occupant" shall mean and refer to the employees, tenants, subtenants, contractors, assigns, licensees, invitees, permittees and others who utilize an Owner's Parcel under claim of right or with the Owner's consent. Each Owner shall be responsible for causing all Occupants on its Parcel to comply with the terms of this Declaration (including, without limitation, Articles 7 and 8 of this Declaration).
    "Owner" shall mean and refer to one or more persons or entities who are alone or collectively the record owner of a fee simple title to a Parcel, or the vendee under an installment land sales contract with respect to such Parcel, but excluding those having any such interest merely as security for the performance of an obligation. For clarification, each Parcel shall have only one (1) Owner, irrespective of the form or method of holding title of such Parcel. In the event that the ownership of any Building or other Improvements on any Parcel shall ever be severed from the land, whether by lease or by deed, only the owner of the interest in the land shall be deemed an Owner hereunder. An Owner shall not necessarily be an Occupant. The Owner of the fee title of a Parcel and not the lessee of such Parcel shall be deemed the Owner with respect to such Parcel, regardless of the term of the lease.
    "Parcel" shall mean each of Parcels 1 through 8, as said Parcels are shown and delineated on the map of "Highlands 80 Commerce Center" filed for record in the Office of the Sacramento County Recorder on May 21, 2002, in Book 297 of Maps, at Page 3. Each reference herein to any particular Parcel number shall refer to such Parcel number as shown on such map. "Parcel" shall include the Common Area located within the Parcel.

IN WITNESS WHEREOF, Declarant has executed this instrument the day and year first herein above written.
DECLARANT: CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership By: Capital Builders, Inc., a California corporation, General Partner By: Michael J. Metzger, President

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA )

) ss.

COUNTY OF __________________ )

On before me, , Notary Public, personally appeared ,

personally known to me or

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

CONSENT OF LIENHOLDER

AND SUBORDINATION OF LIEN

The undersigned mortgagee/beneficiary under that certain Mortgage/Deed of Trust dated ____________, recorded as Instrument No. ____, in Book ___, pages ___ through ___; inclusive, of Official Records of Sacramento County, California, consents to all of the provisions contained in the attached Declaration of Covenants, Conditions and Restrictions for Highlands 80 Commerce Center and agrees that the lien of the mortgage or deed of trust shall be junior and subordinate and subject to said Declaration.

Date:

By:

By:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA )

) ss.

COUNTY OF __________________ )

On before me, , Notary Public, personally appeared ,

personally known to me OR

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

EXHIBIT A

All that certain real property situated in the Unincorporated area of the County of Sacramento, State of California, described as follows:

PARCEL ONE:

Parcels 1, 2 and 3, as shown on that certain Parcel Map filed February 9, 1996, in Book 144 of Parcel Maps, Page 16.

APNS 240-0550-054-0000

240-0550-055-0000

240-0550-056-0000

PARCEL TWO:

Parcels 1 through 5 inclusive, as shown on the map entitled "SUBDIVISION NO. 01-0756 OF HIGHLANDS 80," filed in the Office of the County Recorder of Sacramento County, California on May 21, 2002 in Book 297 of Maps, at Page 3.

APNS 240-0550-061-0000

240-0550-062-0000

240-0550-063-0000

240-0550-064-0000

240-0550-065-0000

EXHIBIT B

Schedule of Building Areas
	Total Square Feet of Building Area Within Each Parcel	Building Area Proportion of total Building Area
Address
4600 Roseville Rd.	30,145	15.964%
4604 Roseville Rd.	19,780	10.475%
4608 Roseville Rd.	17,280	9.151%
4612 Roseville Rd.	23,040	12.201%
4616 Roseville Rd.	26,284	13.919%
4700 Roseville Rd.	24,946	13.211%
4704 Roseville Rd.	23,040	12.201%
4708 Roseville Rd.	24,318	12.878%
Totals	188,833	100.000%

EXHIBIT C

Property Management Agreement

PROPERTY MANAGEMENT AGREEMENT

This Property Management Agreement ("Agreement") is entered into this _______ day of _______________, 200__ by and between Capital Builders, Inc. ("Manager") whose address, phone number, and facsimile number are 1130 Iron Point Road, Suite 170, Folsom, CA 95630, Phone (916) 353-0500, Fax (916) 353-5227, and Highlands Eighty Commerce Center Owners Association whose address, phone number, and facsimile number are 1130 Iron Point Road, Suite 170, Folsom, CA 95630, Phone (916) 353-0500, Fax (916) 353-5227 ("Association"), and any "Owner" purchasing one (1) or more Buildings in the Property, which Owners will be identified from time to time on an Owner Acknowledgment form signed by such Owner, in the form attached as Exhibit C to this Agreement and by this reference incorporated herein (the "Acknowledgment"). Notices to each Owner shall be sent to the address set forth in the Acknowledgment signed by that Owner.

1. Terms and Definitions. For the purpose of this Agreement, the following terms shall have the following definitions:

1.1 Property: The real property commonly known as Highlands Eighty Commerce Center, consisting of eight (8) buildings (each, a "Building") totaling approximately one hundred eighty-eight thousand eight hundred thirty-three (188,833) square feet of Building Area; each Building is located on a separate legal parcel (each, a "Parcel").

1.2 Commencement Date: As to the Association, the "Commencement Date" shall be the date that the first Building in the Property is sold; as to each Owner, the "Commencement Date" shall be the date that such Owner acquires ownership of one or more of the Buildings.

1.3 Expiration Date: The second anniversary of the date that the first Building in the Property is sold.

1.4 Initial Term: Two (2) Years.

1.5 Renewal Term: One (1) Year.

1.6 Lease Term Limit: Seven (7) Years.

1.7 Alteration, Improvement, Repairs Contract Limit: Five Thousand Dollars ($5,000), or such higher amount as may be approved by Association from time to time. (See Acknowledgment for separate limit for individual Owners.)

1.8 Service Contract Term Limit: Two (2) years, with the exception of elevators (if any) and security systems (if any) as to which the limit shall be five (5) years.

1.9 Operating Reserve Account: ____________ Dollars ($_____), or such higher amount as may be approved by Association from time to time. (See Acknowledgment for separate limit for individual Owners.)

2. Agreement. FOR AND IN CONSIDERATION of the payments to Manager by Owner and Association, as set forth in Exhibits "A-1" and "A-2" attached hereto, Manager agrees to provide, manage and operate the Property on behalf of Association and Owners, and to act as the Owners' exclusive leasing agent during the term of this Agreement.

Manager, Association and Owner agree that their respective authorities, duties and responsibilities with respect to the Property shall be as follows:

3. Duties/Responsibilities/Authorities of Manager.

3.1 General Duties. Manager shall do everything reasonably necessary for the property management of the Property including, without limitation thereto, periodic inspections, handling tenant requests and negotiations, supervision of maintenance and repairs as may be required, purchasing all materials and services, expending such sums as Manager deems necessary (subject to the expenditure limits set forth below), and handling leasing activities and lease negotiation.

3.2 Expenditure Limits. Manager shall obtain approval from Association for any expenditures for repairs or work in excess of the Alteration, Improvement, Repairs Contract Limit or Service Contract Limit specified in Sections 1.7 and 1.8 above for any one item (and shall obtain approval of Owner as to any work in excess of the limits set forth in the Acknowledgment). Said limits shall not apply to monthly or recurring operating charges and/or emergency repairs in excess of the maximum if, in the opinion of Manager, such repairs are necessary to prevent additional damage or a greater total expenditure or to protect the Property from damage or to maintain services or conditions to the tenants as called for by their tenancy. The Manager shall notify Owner or Association (as appropriate) promptly whenever emergency repairs have been ordered.

3.3 Inspection. Manager shall regularly inspect the Property relative to both operation and maintenance and shall recommend to Association and Owner the establishment of any necessary program for preventative maintenance, modernization, alterations, or required capital expenditures.

3.4 Rent Collection. Manager shall take all reasonably necessary actions to collect rentals, charges or other income when due from tenants of the Property in accordance with the terms of their tenancies and may execute all receipts or any other documents reflecting receipt of said sums on behalf of each Owner. Manager may, at Owner's expense, retain legal representation to initiate legal proceedings against tenant(s).

3.5 Expense Payments: Responsibilities to Association. From deposits by Association, Manager shall:

3.5.1 Operating Expenses. Pay all operating expenses incurred through servicing, maintaining or repairing the Property and such other expenses in connection with the Property as may be authorized by Association. Association agrees to establish and maintain a permanent Operating Reserve Account with the Manager in an amount equal to or greater than that specified in Section 1.9 above.

3.5.2 (Intentionally omitted)

3.5.3 Payment of Insurance. Impound reserves, upon instruction from Association, each month for the payment of insurance or any other special expenditure. Pay insurance premiums to the extent required pursuant to the procedure which Association shall select and initial below.

(a) __________ Manager shall establish a revenue reserve by withholding from gross income the estimated annual insurance premiums and then paying same from this reserve prior to the date of delinquency.

(b) __________ Manager shall pay such insurance premiums provided Association shall make funds available to Manager to pay each installment thereof promptly upon notice from Manager given at least 30 days prior to the date of delinquency of such taxes or premiums.

(c) __________ Association shall pay all such insurance premiums and Manager shall have no responsibility for payment of same.

3.5.4 Purchase Account Responsibility. Any purchase made on Manager's charge accounts for Association's benefit shall be the financial responsibility of Association. Association shall be responsible for bills incurred in the name of Manager, which are for goods or services procured for the Property.

3.5.5 Manager Advances. Manager shall not be required to advance any monies for the care or management of said Property, and Association agrees to advance all monies necessary therefor. If Manager shall elect to advance any money in connection with the Property, Association agrees to reimburse Manager forthwith and hereby authorizes the Manager to deduct such advances from any monies due Association.

3.5.6 Contract Obligation Deposits. Association agrees, upon request of Manager, to deposit any monies required to pay for any Association-approved contract obligations to be incurred for said property in excess of Operating Reserve Account prior to the commencement of work.

3.6 Expense Payments; Responsibilities to Owners. From gross revenues collected from each Owner's Building or from deposits by such Owner, Manager shall:

3.6.1 Operating Expenses. Pay all operating expenses incurred through servicing, maintaining or repairing such Owner's Parcel and Building and such other expenses in connection with such Parcel and Building as may be authorized by such Owner. Owner agrees to establish and maintain a permanent Operating Reserve Account with Manager in an amount equal to or greater than that specified in the Acknowledgment.

3.6.2 Lender Payments. Pay such sums to lenders as may be designated in writing by Owner on loans secured by or otherwise affecting such Owner's Parcel or Building.

3.6.3 Payment of Taxes and Insurance. Manager shall, upon instruction from Owner, impound reserves each month for the payment of real estate taxes, insurance, or any other special expenditure for such Owner's Parcel. Pay real and personal property taxes and other taxes or assessments levied and assessed against such Parcel and insurance premiums to the extent required pursuant to the procedure which Owner shall select and initial on the Acknowledgment.

3.6.4 Purchase Account Responsibility. Any purchase made on Manager's charge accounts for the Owner's Parcel or Building is the financial responsibility of Owner. Owner shall be responsible for bills incurred in the name of Manager, which are for goods or services procured for such Owner's Parcel or Building.

3.6.5 Manager Advances. Manager shall not be required to advance any monies for the care or management of Owner's Parcel or Building, and Owner agrees to advance all monies necessary therefor. If Manager shall elect to advance any money in connection with Owner's Parcel or Building, Owner agrees to reimburse Manager forthwith and hereby authorizes Manager to deduct such advances from any monies due such Owner.

3.6.6 Contract Obligation Deposits. Owner agrees, upon request of Manager, to deposit any monies required to pay for any Owner-approved contract obligations to be incurred for Owner's Parcel or Building in excess of Operating Reserve Account prior to the commencement of work.

4. Personnel. Manager shall have the right to hire managers and other Property employees if any are reasonably required in the operation of the Property. Manager shall designate such duties and pay such compensations, as Manager deems necessary. Manager's employees, when utilized for special projects, shall be billed on an hourly basis at the actual fully loaded wage rate including applicable benefits and taxes.

5. Accounting.

5.1 Books and Statements: Responsibilities to Association. Manager shall maintain full and accurate books and records of the accounts of the Property, which shall be open to the inspection and copying by Association or Association's designated agent at the office of Manager during normal business hours after reasonable notice to Manager. Manager shall render to Association a monthly statement showing all receipts and disbursements, together with supporting vouchers, if requested, reflecting the preceding. Said monthly statement shall be deemed accurate and correct between the parties unless Association notifies Manager within thirty (30) days after the date of said statement of any claimed error or inaccuracy.

5.2 Books and Statements: Responsibilities to Owner. Manager shall maintain full and accurate books and records of each Owner's Building and Parcel which shall be open to the inspection and copying by such Owner or its designated agent at the office of Manager during normal business hours after reasonable notice to Manager. Manager shall render to each Owner a monthly statement showing all receipts and disbursements, together with supporting vouchers, if requested, reflecting the preceding. Said monthly statement shall be deemed accurate and correct between the parties unless Owner notifies Manager within thirty (30) days after the date of said statement of any claimed error or inaccuracy.

5.3 Payments to Association. Manager shall, unless otherwise instructed, forward to Association with the monthly statement the balance remaining in the account above the Operating Reserve Account amount specified in Section 1.9 above after all necessary charges have been made as provided in this Agreement.

5.4 Payments to Each Owner. Manager shall, unless otherwise instructed, forward to each Owner monthly the balance remaining in the account above the Operating Reserve Account amount specified in the Acknowledgment after all necessary charges have been made as provided in this Agreement.

5.5 Budgets. Manager shall annually provide Association and each Owner with a budget estimate for the next calendar year by December 15th of each calendar year. Said budget shall include anticipated rental income and operating expenses and shall also include Manager's recommendations (if any) for capital improvements or major repairs or replacements. The budget estimate shall represent Manager's best estimates of receipts and expenditures but shall, in no event, be interpreted to be a guarantee of performance nor shall it limit expenditures other than expressly provided herein.

6. Contracts.

6.1 Lease Terms. Manager shall rent, lease, renew, modify or cancel leases on the Property for terms not in excess of the Lease Term Limit specified in Section 1.6 herein, which term shall not include any rental abatement period. In so doing, Manager shall use its reasonable judgment considering market conditions, lease terms and rates, improvement and commission costs, effects on the Property value and availability of Owner's funds. Where market conditions or the characteristics of a proposed tenant make a longer lease appropriate, Manager shall seek Owner's prior written approval to enter into a lease in excess of the Lease Term Limit.

6.2 Service Contracts. Manager shall enter into service contracts for terms no greater than specified in Section 1.8 above. Any contracts made by Manager on behalf of an Owner or Association shall be the responsibility of such Owner or Association (as the case may be), and Manager shall pay all deposits, if any, which may be required.

6.3 Lease Forms. Manager shall utilize its standard lease form (which shall be provided to each Owner) as such form may be reasonably modified during tenant negotiations.

7. Insurance.

7.1 Association's Insurance. At the direction and prior approval of Association, Manager shall maintain public liability insurance in the name of Association with Manager named as "additional insured," and Association shall make funds available for such insurance. Manager will not be held responsible for inadequate coverage or any nonpayment of claims. Manager agrees, at Association's expense, to maintain Worker's Compensation insurance and employees' fidelity bonds covering all personnel engaged in the operation of the Property.

7.2 Owner's Insurance. At the direction and prior approval of Owner, Manager shall maintain fire, extended coverage, and public liability insurance in the name of Owner with Manager named as "additional insured," and Owner shall make funds available for such insurance. Manager will not be held responsible for inadequate coverage or any nonpayment of claims. Manager agrees, at Association's expense, to maintain Worker's Compensation insurance and employees' fidelity bonds covering all personnel engaged in the operation of the Property.

8. Liability Limitation. Manager shall not be liable for any error of judgment or for any mistake of fact or law except willful misconduct or gross negligence. Manager shall not be liable for personal property or rental income theft occurring on the Property. Manager shall not be liable for Association's or any Owner's compliance with laws and regulations including the ADA (as defined in Section 8.2 below) of 1990 and the Environmental Protection Act, except as to Manager's duty to timely notify owner of any violations, notices, or actions regarding the Property of which Manager has actual notice and Owner and Association do not.

8.1 Standard Forms. Manager may provide standard forms to facilitate orderly and economic management of the Property including, but not limited to, lease forms, work letter agreements, tenant billings and other such forms or reports required for management of the Property. Association and Owner expressly acknowledges that in providing such forms, Manager makes no representations of legal adequacy of such forms. Owner and Association further accept full responsibility for obtaining qualified legal and/or tax advice regarding the use of any such forms provided by Manager prior to execution or use of such forms by Owner, Association, or Manager. Notwithstanding the foregoing, nothing contained in this Section 8.1 shall relieve Manager from responsibility to Owner and Association for Manager's failure to exercise reasonable judgment in the preparation and use of any standard forms in connection with Manager's duties under this Agreement.

8.2 Americans With Disabilities Act. On July 26, 1990 the Americans With Disabilities Act of 1990 (the "ADA") was signed into law. This federal civil rights legislation prohibits discrimination against individuals with disabilities. The ADA affects almost all commercial facilities and public accommodations. The ADA can require, among other things, buildings to be made readily accessible to the disabled. Different requirements apply to new construction, alterations to existing buildings, and removal of barriers in existing buildings. Compliance with the ADA may require significant costs. Monetary and injunctive remedies may be incurred if the Property is not in compliance.

Manager does not have the technical expertise to either determine whether the Property, or any Building or Parcel is in compliance with ADA requirements or to advise Owner and Association on the requirements of the ADA. Owner and Association are advised to contact an attorney, contractor, architect, engineer or other qualified professional of its own choosing to determine to what degree, if at all, the ADA impacts the Property.

8.3 Environmental Protection Compliance. Manager does not have the technical expertise to either determine whether the Property is in compliance with applicable environmental laws and/or regulations or to advise Owner or Association on the requirements of such laws or regulations. Owner and Association are advised to contact an attorney, environmental engineer or other qualified professional of his/her own choosing to determine to what degree such laws and/or regulations apply.

9. Duties/Responsibilities of Owner.

9.1 Property Records. Owner and Association agree to promptly furnish Manager with all documents and records to properly manage the Property including, but not limited to, leases and the amendments and correspondence pertaining thereto, reports on the status of rental payments, loan payment information, copies of existing service contracts, copies of all insurance policies and any required endorsements which are carried by Owner and Association during the term of this Agreement.

9.2 Release. Except for Manager's willful misconduct or gross negligence, Owner and Association shall indemnify and hold the Manager harmless from any and all costs, expenses, attorney's fees, suits, liabilities, damages for or connected with the management of the property by Manager or the performance or exercise of any of the duties, obligations, powers or authorities herein granted to Manager.

9.3.1 Insurance Coverage. Owner and Association agree to carry bodily injury, property damage and personal injury, public liability insurance in limits of not less than $2,000,000, each of bodily injury, personal injury, and property damage insurance per occurrence with an aggregate coverage of $2,000,000. Owner and Association agree that bodily injury, property damage insurance, and any other coverage endorsement of all policies evidencing such insurance and without cost to Manager, be extended to insure and indemnify Manager, as well as owner, as additional insured as follows:

"Capital Builders, Inc. is hereby named as an additional insured and insurance company agrees this policy shall be primary in respect to any coverage carried by Capital Builders, Inc."

Manager agrees to name Owner and Association as additional insured on Manager's general liability policy. Upon request, each party shall provide the other with proof of the insurance required herein.

9.3.2 Insurance Recommendations. Owner and Association agree to consider all reasonable recommendations of Manager with respect to insurance coverage to minimize the cost thereof and the possibility of bodily injury, property damage, and loss of rental income.

9.3.3 Waiver. Owner and Association hereby each waive all of its rights and those of its insurers with respect to recovery against the Manager and the officers, employees and representatives of Manager on account of loss or damage to Owner's or Association's real or personal property where such loss is caused by an insurable peril, including but not limited to, fire out of or in connection with the Property. Owner and Association shall each give notice to its insurance carriers of the foregoing waiver, and shall provide written proof to Manager that such carriers have waived any subrogation rights against Manager.

9.4 Government Actions. In the event that any governmental agency, authority or department should order the repair, alteration or removal of any structure or matter on the Property, and if, after written notice of the same to Association and Owner by such body or Manager, the Owner and Association fail to authorize Manager or others to make such repairs, alterations or removal, Manager shall be released from any responsibility in connection therewith and shall not be answerable to such body for any and all penalties and fines whatsoever imposed because of such failure on Owner's or Association's part.

9.5 On-Site Office. Manager may lease, as a tenant, an office on-site to facilitate leasing or management, on such commercially reasonable terms as may be agreed to between Owner and Manager from time to time; Association shall use its best efforts to ensure that such on-site office is available to Manager.

10. Termination Accounting. Manager shall, provided Manager has received all sums due to Manager under this Agreement, deliver to Owner (or Association, as the case may be) within thirty (30) days after the expiration or termination of this Agreement the following: (a) an up-to-date accounting reflecting the balance of income and expenses on the Property (or Owner's Building and Parcel, as the case may be) as of the date of termination; (b) all leases, receipts for deposits, correspondence with tenants, insurance policies, unpaid bills and all other records pertaining to the operation of the Property which are the property of Owner (or Association, as the case may be). Manager shall reasonably cooperate with new management in the orderly transfer of management of the Property (or the Owner's Building and Parcel, as the case may be). After the delivery of the above designated items, if Owner (or Association, as the case may be) does not notify Manager in writing in thirty (30) days specifying any claimed inaccuracy in said accounting, in the amount of monies delivered or in the papers and documents of Owner (or Association, as the case may be), or of any claims of Owner (or Association, as the case may be) against Manager, Manager shall be deemed to have delivered all monies and documents to Owner and Manager shall be released from any and all liability or obligation to Owner (or Association, as the case may be) arising out of this Agreement and the performance thereof by Manager.

11. Cancellation. This Agreement may be canceled by Association (but not by any Owner) without cause before the Expiration Date specified in Section 1.3 on not less than sixty (60) days prior written notice to Manager, provided that such notice is accompanied by payment to Manager of a cancellation fee in an amount equal to fifteen percent (15%) of the management fee that would accrue over the remainder of the stated term of this Agreement. For this purpose, the monthly management fee for the remainder of the stated term shall be presumed to be the same as that of the last month prior to service of the notice of cancellation. Said cancellation fee shall be in addition to all other fees and payments due Manager. Association may cancel this Agreement for good cause, including, without limitation, a material breach by Manager of its obligations under this Agreement.

12. Notices. Notices under this Agreement may be hand delivered, sent by courier service, or by U.S. Mail postage prepaid, return receipt requested; no notice shall be deemed given, however, until the other party's actual receipt thereof. Either party may change said address by notice at the last designated address of the other party as provided herein.

13. Fiduciary Responsibility. Manager is accountable to Owner and Association as a fiduciary and consequently must exercise good faith and integrity in handling the business of Association and Owner.

13.1 Trust Account. Manager agrees to maintain all funds of Owner and Association, including, without limitation, tenant deposits, receipts from operations and Property operating reserves in a separate trust account for such parties' benefit. Manager shall not commingle Owner's or Association's funds with Manager's or any other accounts, and there shall be a separate account for each Owner. Manager may, however, utilize (at Manager's option) a checking "Accommodation Account" to facilitate the processing of payments of accounts provided that only such monies as are required to cover checks written on behalf of Association are transferred from the separate trust account for Association's behalf to said Accommodation Account concurrently (and in the case of an Owner, only such monies as are required to cover checks written on behalf of that Owner are transferred from the separate trust account for such Owner).

13.2 Contracts with Affiliates. Manager shall not contract for any goods or services for the Property, including, without limitation, improvements, repairs, services, maintenance, supplies, and brokerage, with any person, company or entity who or which is an employee, relative, subsidiary, partner or affiliate of Manager, or in which company or entity Manager, or any of Manager's officers, directors and employees, or any relative of any of said persons, has a legal or beneficial ownership interest.

14. Effective Date. This Agreement shall become effective upon the full execution hereof, with the Term commencing on the Commencement Date, and continuing until the Expiration Date. This Agreement shall automatically be renewed at the expiration of the term on the same terms and conditions as described herein, for the renewal stated in 1.5 above and successive like terms thereafter unless either Association or Manager gives written notice to the other of termination sixty (60) days prior to renewal date.

15. Attorneys' Fees. In any litigation arising out of or related to this Agreement, the prevailing party shall be awarded its reasonable attorneys' fees and costs.

16. General.

16.1 Captions. With the exception of Section 1, the captions and headings used in this Agreement are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Agreement.

16.2 Executed Copy. Any fully executed copy of this Agreement shall be deemed an original for all purposes.

16.3 Time. Time is of the essence for the performance of each term, condition and covenant of this Agreement.

16.4 Separability. If one or more of the provisions contained herein is for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

16.5 Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Owner or Manager.

16.6 Gender, Singular, Plural. When the context of this Agreement requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture and the singular includes the plural.

16.7 Binding Effect. The covenants and agreements contained in this Agreement shall be binding on the parties hereto and on their respective successors, heirs, and assigns to the extent this Agreement is assignable.

16.8 Waiver. The waiver by either party of any breach of any term, condition or covenant, of this Agreement shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Agreement.

16.9 Entire Agreement. This Agreement is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Agreement shall be binding unless in writing and signed by the parties hereto.

16.10 Authority. Each individual executing this Agreement on behalf of a corporation or partnership or other entity, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said entity in accordance with its corporate bylaws, statement of partnership, certificate of limited partnership, or other relevant document, and that this Agreement is binding upon said entity in accordance with its terms. Either party, at its option, may require a copy of such written authorization of the other party to enter into this Agreement.

16.11 Exhibits. All exhibits, amendments, riders and addendums attached hereto are hereby incorporated herein and made a part hereof.

Exhibit A-1 Management Compensation Payable by Owner

Exhibit A-2 Management Compensation Payable by Association

Exhibit B Schedule of Deposits/Set-up Fees

Exhibit C Owner Acknowledgment

Addenda and other exhibits: ________________________________________________________________________

IN WITNESS WHEREOF, the parties here to have executed this Agreement effective the day and year first above written.

MANAGER: ASSOCIATION:

Capital Builders, Inc., Highlands Eighty Commerce Center Owners a California corporation Association, a California corporation

By: ______________________________ By: _____________________________

Michael J. Metzger

Its: President By: _ ____________________________

Date: Date: _____________________________

EXHIBIT "A-1"

To Property Management Agreement by and between

Capital Builders, Inc. ("Manager") and,

Highlands Eighty Commerce Center Owners Association ("Association")

MANAGEMENT COMPENSATION PAYABLE BY OWNER

  Property Management.

    Management Fee. Owner agrees to pay Manager as compensation for property management services rendered hereunder a fee of five percent (5%) per month of the gross monthly income defined below but in no event less than Dollars ($ ) per month. This amount is due and payable monthly and is to be deducted by Manager from rental receipts. If rental receipts are not sufficient to cover Manager's fee, Owner agrees to pay any fee still owing by the first of the following month. The fee is a net fee and no charges for the building operation are paid from it.

    Set-up Fee. A charge of fifty percent (50%) of the fee for the first full month's operation prior to the initiation of this Agreement shall be collected by Manager for set-up costs of the management operation.

    Gross Monthly Income. Gross monthly income, as applicable, is defined as, and will include without limitation payments by tenants of rent, percentage rents, CPI rent increases, tenant tax clause payments, operating cost adjustment, miscellaneous income collected, recaptured common area maintenance expenses, net parking income, but will exclude security deposits (unless applicable to a later month's rent), capital contributions by Owner, refunds, and insurance settlements.

  Leasing Commissions and Fees.

    Negotiation Fee. Owner shall pay Manager a negotiation fee equal to one percent (1%) of the total base rental during the term of any lease signed by a tenant of such Owner's Building, and any renewal or extension thereof (the "Negotiation Fee"). This fee is for Manager's services in negotiating the terms of a lease on behalf of Owner. The Negotiation Fee shall be credited against any Direct Leasing Commissions earned by Manager, exclusive of any commissions payable to a third party broker but, in no event, will the total of the Negotiation Fee and Commission be less than the amount set forth in Paragraph 2.1 as the Negotiation Fee.

    Direct Leasing Commission. If Manager acts as a leasing agent or cooperating broker, Owner shall pay Manager a customary leasing commission (the "Direct Leasing Commission") but not more than five percent (5%) of the total base rental during the term of any full service or industrial gross lease signed by a tenant of such Owner's Building, and not more than six percent (6%) of the total base rental during the term of any net lease signed by a tenant of such Owner's Building. In such event Manager shall pay the commission of the third party broker representing the tenant.

    Renewal Commission. If Manager acts as leasing agent or cooperating broker, Owner shall pay manager a leasing commission of two and one-half percent (2.5%) of the total base rent during the term of any full service or industrial gross lease renewal signed by a tenant of such Owner's Building and three percent (3%) of the total base rent during the term of any net lease renewal signed by a tenant of such Owner's Building.

  Exclusive Sales Representation Fees. Owner hereby agrees to employ Manager as the exclusive agent for the sale of such Owner's Parcel and Building. Owner shall pay Manager a minimum negotiation fee of one percent (1%) of the total sales price of such Parcel and Building. Manager may employ a third-party broker as a listing agent and pay a commission not to exceed five percent (5%) of the total sales price for such Parcel and Building.

  Tenant Improvement/Capital Improvement Supervision. Manager will supervise tenant improvements/capital improvements to the Buildings for a fee equal to three percent (3%) of the contract improvement price.

  Manager Appearances. If it is necessary for Manager to appear on behalf of Owner at a rent mediation or arbitration hearing, Manager may charge Owner the actual fully loaded wage rate, including applicable benefits and taxes, of any of Manager's employees required to appear, for this additional service.

  Manager Billings. In addition to Manager's monthly compensation, it is understood that the following expenses of managing the Property are paid for by Manager and billed back to Owner at Manager's actual cost. All expenses are to be paid by Manager from reimbursed to Manager within two (2) weeks from date expenses are presented to Owner.

    Maintenance and administrative supplies purchased on master accounts subject to being designated for the Property on the purchase invoice at the time of the purchase.

    Printing or publishing of property advertising, brochures, flyers or other marketing materials.

    Property direct or allocated personnel payroll billed at actual gross wages plus the employer's share of payroll taxes including Social Security, unemployment for both federal and state, worker's compensation insurance and medical insurance.

    Copies of plans or correspondence (but not including correspondence copies made for routine leasing or property operations or for Owner monthly reports).

    Postage.

    Extraordinary telephone expense (but not including such expense for routine leasing or property operations.)

    Travel expenses at cost or, if by auto, at current IRS announced rates ($.345 per mile for CY 2001) (but not including such expense for routine leasing or property operations.)

  Sale of Property. If the Owner's Parcel and Building are sold, this Agreement will automatically terminate as to such Owner. Any extraordinary accounting required of Manager in connection with the sale will be charged for in addition to the normal monthly fee and the termination fee. In this regard, any additional fees will be reasonable and customary.

  Management Contract Termination. A charge of fifty percent (50%) of the management fee for the last full month's operation prior to the termination of this contract shall be collected by Manager in addition to all other fees or amounts due for closing costs of the management operation.

  Administrative Fees. Manager may charge tenants or Owner for administrative services requested by tenants or Owner outside the scope of services provided for by this agreement. Such administrative fees shall be separate and apart from other fees contributed within this agreement and shall be subject to mutual agreement at the time such services are requested.

EXHIBIT "A-2"

To Property Management Agreement by and between

Capital Builders, Inc. ("Manager") and,

Highlands Eighty Commerce Center Owners Association ("Association")

MANAGEMENT COMPENSATION PAYABLE BY ASSOCIATION

The Manager shall be entitled to the reimbursement of administrative expenses incurred in the management of the Association. Such reimbursement shall include salaries and related salary expenses for services which could be performed directly for the Association by independent parties, such as legal, accounting, data processing, communications, duplicating, and other services; preparing Association reports and communications to the Members; and performing administrative services necessary to the prudent operation of the Association. The Manager shall also be entitled to any costs incurred as related to the operations of the Association, such as rent, supplies, postage and any other costs directly related to the operation of the Association.

EXHIBIT "B"

To Property Management Agreement by and between

Capital Builders, Inc. ("Manager") and Highlands Eighty Commerce Center Owners Association ("Association")

SCHEDULE OF DEPOSITS/SET-UP FEES

Effective as of the Commencement Date as established in the Property Management Agreement, Owner shall deposit with Manager (to be deposited in a Trust Account for the Owner's benefit) the following deposit(s) and set-up fee(s) as provided for in the Property Management Agreement:

1. Operating Reserve Account: $

(Under subparagraph 1.9 of Property Management Agreement)

2. Set-up Fee: $ 0.00

(Under subparagraph 1.2 of

Exhibit "A"-Management Compensation)

TOTAL DEPOSIT/FEE DUE: $

Please make check payable to Capital Builders, Inc., 1130 Iron Point Road, Suite 170, Folsom, California 95630 and attach to the fully executed Property Management Agreement.

EXHIBIT C

To Property Management Agreement by and between Capital Builders, Inc. ("Manager")

and Highlands Eighty Commerce Center Owners Association ("Association")

Owner Acknowledgment

This Owner Acknowledgment ("Acknowledgment"), dated for reference purposes only as of __________, 20__, is entered into by and between ____________, a ___________ ("Owner") and CAPITAL BUILDERS, INC., a California corporation ("Manager").

RECITALS

A. Owner is the owner of that certain real property commonly known as __________ Roseville Road (the "Parcel"), North Highlands, California with a building thereon consisting of approximately _______ (____) rentable square feet (the "Building"). The Building and Parcel are part of a larger project, commonly known as Highlands Eighty Commerce Center.

B. Manager and Highlands Eighty Commerce Center Owners Association ("Association") have entered into that certain Property Management Agreement dated _________, 20__ (the "Property Management Agreement"), pursuant to which Manager has agreed to manage Highlands Eighty Commerce Center, which is referred to in the Property Management Agreement as the "Property".

C. The purpose of this Acknowledgment is to set forth the additional terms under which Manager shall rent, manage, and operate, as Owner's exclusive representative and managing agent, the Parcel and Building described above.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Property Management Agreement. The terms of the Property Management Agreement are hereby incorporated herein, with the following modifications thereto:

(a) Property: All references to "Property" in the Property Management Agreement shall mean the Building and Parcel described above.

(b) Alteration, Improvement, Repairs Contract Limit: The Alteration, Improvement, Repairs Contract Limit shall be ________ Dollars ($______), or such higher amount as may be approved by Owner from time to time.

(c) Operating Reserve Account: The Operating Reserve Account shall be __________ Dollars ($________), or such higher amount as may be approved by Owner from time to time.

(d) Section 3.5.3, Payment of Taxes and Insurance: With respect to the payment of taxes and insurance under Section 3.5.3 of the Property Management Agreement, Owner makes the following selection (which it shall initial below):

(a) __________ Manager shall establish a revenue reserve by withholding from gross income the estimated annual insurance premiums and then paying same from this reserve prior to the date of delinquency.

(b) __________ Manager shall pay such insurance premiums provided the Owner shall make funds available to Manager to pay each installment thereof promptly upon notice from the Manager given at least 30 days prior to the date of delinquency of such taxes or premiums.

(c) __________ Owner shall pay all such insurance premiums and Manager shall have no responsibility for payment of same.

(e) Management Fee. The minimum fee under Section 1 of Exhibit A to the Property Management Agreement shall be ________ Dollars ($______).

IN WITNESS WHEREOF, Owner and Manager have entered into this Acknowledgment as of the date first set forth above.
OWNER: _____________, a___________ By: Its:	MANAGER: CAPITAL BUILDERS, INC., a California corporation By: Its:

EXHIBIT D

Site Plan of Covered Property, showing:

- Monument Signs, per Section 9.3(e)

- Bicycle Rack, per Section 9.3(f)

- Trash Enclosures, per Section 9.3(g)

- Picnic Facilities, per Section 9.3(i)